Exhibit 10.25

LEASE AGREEMENT

by and between

DUN & BRADSTREET, INC.

Landlord

and

JACKSON HEWITT TAX SERVICE, INC.

Tenant

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The mailing, delivery or negotiation of this Lease shall not be deemed an offer to enter into any transaction or to enter into any relationship, whether on the terms contained herein or on any other terms.  This Lease shall not be binding, nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Lease.  Until such execution and delivery of this Lease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

* * * * * *

Table of Contents

ARTICLE I BASIC LEASE PROVISIONS; DEFINITIONS

ARTICLE II PREMISES

ARTICLE III TERM; DELIVERY OF POSSESSION; CONDITION OF PREMISES

ARTICLE IV RENT

ARTICLE V OPERATING CHARGES AND REAL ESTATE TAXES

ARTICLE VI USE OF PREMISES

ARTICLE VII ASSIGNMENT AND SUBLETTING

ARTICLE VIII MAINTENANCE AND REPAIRS; COMPLIANCE WITH LAWS

ARTICLE IX ALTERATIONS

ARTICLE X SIGNS

ARTICLE XI SECURITY DEPOSIT

ARTICLE XII LANDLORD’S INSPECTION OF AND ACCESS TO THE PREMISES

ARTICLE XIII INSURANCE

ARTICLE XIV SERVICES AND UTILITIES

ARTICLE XV LIABILITY OF LANDLORD

ARTICLE XVI RULES

ARTICLE XVII DAMAGE OR DESTRUCTION

ARTICLE XVIII CONDEMNATION

ARTICLE XIX DEFAULT

ARTICLE XX BANKRUPTCY

ARTICLE XXI SUBORDINATION: ATTORNMENT: ESTOPPEL CERTIFICATES

ARTICLE XXII HOLDING OVER; END OF TERM

ARTICLE XXIII RIGHTS OF LANDLORD

ARTICLE XXIV PARKING

ARTICLE XXV ENVIRONMENTAL

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ARTICLE XXVI BROKERS

ARTICLE XXVII NOTICES

ARTICLE XXVIII [INTENTIONALLY OMITTED]

ARTICLE XXIX SUCCESSORS AND ASSIGNS: LANDLORD’S LIABILITY

ARTICLE XXX GENERAL PROVISIONS

ARTICLE XXXI RIGHT OF FIRST OFFER

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated as of the 1st day of May, 2005, by and between Dun & Bradstreet, Inc., a Delaware corporation (“Landlord”), and Jackson Hewitt Tax Service, Inc., a Delaware Corporation with offices located at 7 Sylvan Way, Parsippany, New Jersey (“Tenant”).

ARTICLE I
BASIC LEASE PROVISIONS; DEFINITIONS

1.1           Additional Rent: as defined in Section 4.2.

1.2           Base Rent:

Period	Annual Base Rent	Monthly Base Rent	Base Rent Per Rentable Square Foot
11/16/05-10/31/07	$1,151,501.00	$95,958.42	$25.25
11/01/07-10/31/08	$1,242,709.00	$103,559.08	$27.25
11/01/08-10/31/10	$1,288,313.00	$107,359.42	$28.25
11/01/10-10/31/12	$1,379,521.00	$114,960.08	$30.25

1.3           Brokers: CB Richard Ellis and Coldwell Banker Commercial, NRT.

1.4           Building: the office building located at 3 Sylvan Way, Parsippany, New Jersey.

1.5           Intentionally Deleted

1.6           Building Holidays: Any or all of the following, at Landlord’s sole discretion: Sundays, New Year’s Day, Memorial Day, the Friday before Memorial Day, Independence Day, Labor Day, the Friday before Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day and Christmas Day; and any days prior or subsequent to such holidays which are commonly designated as non-business days by employers in the Geographic Area (as hereinafter defined) - (for example, the Friday after Thanksgiving; Friday, when Christmas falls on a Thursday; etc.).

1.7           Building Hours: 8:30 a.m. to 6:00 p.m., Monday through Friday and 8:30 a.m. to 1:00 p.m. on Saturday (excluding Building Holidays), and such additional hours, if any, as Landlord may from time to time designate at its sole discretion.  Tenant shall have access to the Premises twenty-four (24) hours, seven (7) days a week.

1.8           Building Structure and Systems: as defined in Section 8.1.

1.9           Commencement Date: May 1, 2005.

1.10         Common Areas: those interior areas of the Building devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, property management offices and lobby areas (whether at ground level or otherwise), and the like, as well as those exterior portions of the Property including parking areas, access driveways, roadways, sidewalks, plazas, landscaped areas, traffic lights, storm drainage facilities, sanitary sewer, domestic and fire water systems, fire protection installations, electric power and telephone cables and lines and other utility connections, facilities and other similar improvements (above and below ground), and such other areas and facilities which now exist or may hereafter be constructed in, on, or upon the Building or the Land which are intended for the common use or benefit of tenants and occupants of the Building and their respective employees.  Tenant acknowledges and understands that as a result of changes in the layout of the Common Areas from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all tenant proportionate shares may be equal to or less than one hundred percent (100%).

1.11         Complex:  All land and improvements located at the following street addresses in Parsippany, New Jersey: 1 Sylvan Way, 3 Sylvan Way, 5 Sylvan Way and 7 Sylvan Way.

1.12         CPI:  Consumer Price Index as published by the U.S. Department of Labor, All Urban Consumers (CPI-U), New York-Northern N.J.-Long Island, NY-NJ-CT-PA.

1.13         Default Interest Rate: a rate of interest equal to the greater of twelve percent (12%) per annum or the rate per annum which is four (4) percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, Northeast Edition, but in no event shall such rate exceed the maximum legal rate then allowed by applicable Legal Requirements with respect to breaches under commercial contracts.

1.14         Environmental Laws: as defined in Section 25.1(a).

1.15         Event of Default: as defined in Section 19.1.

1.16         Expiration Date: 6:00 p.m. on October 31, 2012, subject to earlier termination of the Term as provided in this Lease.

1.17         Geographic Area: Central/Northern New Jersey.

1.18         Guarantor(s): any person(s) or entity(ies) hereafter executing a written guaranty of, thereby becoming a guarantor of Tenant’s obligations under, this Lease.  On the date hereof there is no Guarantor and none is contemplated by this Lease.

1.19         Hazardous Materials: as defined in Section 25.1(a).

1.20         Improvement Allowance: $691,560 ($15.16 per rentable square foot), with up to $189,708 ($4.16 per rentable square foot) of such Improvement Allowance available for Tenant soft costs (including, without limitation, the costs and expenses incurred by Tenant in connection with the acquisition and installation of Tenant’s low-voltage cabling, furniture, fixtures and equipment and telephone switch equipment) and the remainder available for Tenant hard costs (including, without limitation, the costs and expenses incurred by Tenant in connection with architectural design and construction management) for the initial Tenant Improvement Work, as more fully set forth in Exhibit B.

1.21         Insurance Requirements: all rules, regulations, orders, requirements and recommendations made by the Board of Fire Underwriters and any insurance organizations or associations with appropriate authority, and/or insurance companies insuring the Property, as the same may be amended from time to time.

1.22         Land: the land upon which the Building and Common Areas are constructed.

1.23         Landlord’s Agents: collectively, any managing agent of the Property, any Mortgagee of Landlord, and any employees, officers, directors, partners, shareholders or agents of Landlord, or of any such managing agent, or Mortgagee of Landlord.

1.24         Landlord Notice Address: Dun & Bradstreet, Inc., 103 JFK Parkway, Short Hills, New Jersey 07078, Attention: Real Estate Director, concurrently with a duplicate copy to McCarter & English, LLP, Four Gateway, 100 Mulberry Street, Newark, New Jersey 07102, Attention: Martin F. Dowd, Esq. and Dun & Bradstreet, Inc., 103 JFK Parkway, Short Hills, New Jersey 07078, Attention: Legal Department.

1.25         Landlord Payment Address: Dun & Bradstreet, Inc., 899 Eaton Avenue, Bethlehem, Pennsylvania 18025, Attention: Real Estate Department.

1.26         Lease Year: a period of twelve (12) consecutive months commencing on the Commencement Date, and each successive twelve (12) month period thereafter.

1.27         Legal Requirements: all present and future laws (including, without limitation, Title III of the Americans with Disabilities Act of 1990 [the “ADA”] and the regulations promulgated thereunder), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders and recommendations now or hereafter in effect, of whatever nature, of any and an federal, state, county, municipal and/or other authorities with appropriate jurisdiction over the Property, as the same may be amended from time to time.

1.28         Maximum Connected Load:  The current electrical load capacity provided to the Premises, but in no event less than four (4) watts per rentable square foot of connected load capacity for tenant use including tenant lighting and power loads, excluding HVAC.

1.29         Mortgage: any mortgage, deed of trust or other security instrument, and any ground lease, master lease or other superior leasehold interest which may now or hereafter encumber the Property or any portion thereof.

1.30         Mortgagee: the holder of any Mortgage.

1.31         Operating Charges: Agreed to be $6.00 per rentable square foot for the first Lease Year which are included in Base Rent.  The Operating Charges shall be subject to yearly adjustment upward (but not downward) to reflect the annual percentage change in the CPI.  Each such adjustment shall be accomplished (and shall be effective for the entire then operative Lease Year) by multiplying the Operating Charges for the Lease Year immediately preceding the next subsequent Lease Year (the “Operating Charge Adjustment Date”) by a fraction.  The numerator of the fraction shall be the CPI figure for the month that is two (2) months prior to the Operating Charge Adjustment Date.  The denominator of the fraction shall be the CPI figure for the month that is two (2) months prior to the Operating Adjustment Date for the previous Lease Year.  Notwithstanding the foregoing, in no event shall any percentage increase in Operating Charges for any Lease Year be less than two percent (2%) or greater than four and one-half percent (4 ½%).  Operating Charges shall include the following items: (1) electricity for the Common Areas, (2) sewer, (3) water, (4) HVAC, (5) janitorial services as set forth in Exhibit D attached hereto, (6) repair and maintenance of Common Areas and Building equipment, (7) snow removal, (8) repairs to the parking lot, (8) exterior landscaping maintenance, (9) Building property and other Landlord insurance as set forth herein, (10) administration and management of the Building and the Property, (11) cost of all other obligations required to be performed and all other services required to be provided by Landlord under this Lease, except as otherwise expressly stated herein.

1.32         Parking Spaces: one hundred fifty-one (151) parking spaces in the Parking Area as defined in Section 24.1, one hundred thirty (130) of which shall be on an unreserved basis, fifteen (15) of which spaces shall marked as reserved underground parking area (as set forth on Schedule 1.31 attached hereto) and six (6) of which shall be marked as visitor spots (as also set forth on Schedule 1.31 attached hereto).  Landlord may, at Tenant’s sole cost and expense, provide signage or striping as determined in Landlord’s reasonable discretion to designate Tenant’s twenty-one (21) aggregate reserved underground and visitor spaces.

1.33         Permitted Use: as defined in Section 6.1(a).

1.34         Premises: those premises which the parties agree contain Forty Five Thousand Six Hundred Four (45,604) square feet of rentable space, comprising the entire third (3rd) floor of the Building, as more particularly designated on Exhibit A.

1.35         Property: the Land, the Building, and any other improvements now or hereafter located on the Land, collectively.

1.36         Real Estate Taxes: as defined in Section 5.2.

1.37         Renewal Option: Two (2) terms of five (5) years each, as set forth in Exhibit F attached hereto and made a part hereof.

1.38         Rent: as defined in Section 4.2(a).

1.39         Rent Commencement Date: November 16, 2005.

1.40         Security Deposit: (i) Initially, One Million and 00/100 Dollars ($1,000,000) for the duration of the first Lease Year, (ii) Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) for the duration of the second Lease Year, and (iii) Five Hundred Thousand and 00/100 Dollars ($500,000.00) for the duration of the third Lease Year, and (iv) Zero and 00/100 Dollars ($0.00) for the duration of the Term (provided no Event of Default exists beyond any applicable notice or cure period at the end of the third Lease Year), as may be extended pursuant to the provisions of Exhibit F.

1.41         Tax Base Year: The Real Estate Taxes required to be paid the period from July 1, 2005 through June 30, 2006, as invoiced pursuant to the final tax bill for Calendar Year 2005.

1.42         Tenant Billing Address: 3 Sylvan Way, Parsippany, New Jersey 07078, Attention: Peter Karpiak.

1.43         Tenant Notice Address: 7 Sylvan Way, Parsippany, New Jersey 07078, Attention: Peter Karpiak, until the Commencement Date, after which the Tenant Notice Address shall be at the Premises, concurrently with a duplicate copy at the Premises to Steven L. Barnett, Senior Vice President and General Counsel.

1.44         Tenant’s Agents: any assignee or subtenant of Tenant, and any employee, agent, contractor, invitee, client, licensee, customer or guest of Tenant or any assignee or subtenant of Tenant.

1.45         Tenant Improvement Work: as defined in Exhibit B.

1.46         Tenant’s Proportionate Share: 30.7%.

1.47         Term: as defined in Section 3.1.

ARTICLE II
PREMISES

2.1           Tenant leases the Premises from Landlord, and Landlord leases the Premises to Tenant, for the Term.  In addition thereto, Tenant shall have the non-exclusive right to use the Common Areas (as the same may be designated by Landlord from time to time) during the Term, subject to and upon the terms and conditions of this Lease including, without limitation, the rules and regulations from time to time promulgated by Landlord or any managing agent of the Building.  Notwithstanding the foregoing, or any other provision of this Lease, Tenant’s non-exclusive right to use the Common Areas shall not include the right to use the roof, exterior walls, land beneath the Building, mechanical rooms, electrical closets, janitorial closets, telephone rooms, or any other portions of the Common Areas not generally made available to all tenants of the Building, except to the extent specifically provided in this Lease.  Landlord agrees to reasonably cooperate with Tenant in the removal of existing telecommunications wiring not being utilized by Landlord in connection with other portions of the Building, if required by Tenant, and permitting Tenant to utilize, on a non-exclusive basis, those shafts, columns and conduits within such Building as may be reasonably designated by Landlord and which are located within the Common Areas of the Building for the purpose of permitting Tenant to install wiring for such telecommunications services reasonably required for Tenant’s use of its Premises (including roof telecommunications equipment as permitted herein).  The installation of any such wiring any conduit therefor (including obtaining any necessary permits and approvals for such installation) shall be performed by Tenant at Tenant’s sole cost and expense.  Tenant shall be responsible for the removal of any and all wiring in the ceiling, shafts, columns and conduits of the Premises which will not be utilized by Tenant during the term of the Lease.  Landlord shall be responsible at Landlord’s expense for removal (if required by Legal Requirements or by Tenant for installation of Tenant’s wiring serving the Premises) and/or management of any and all wiring in the ceiling of the second floor of the Building which is not needed by Tenant to service the Premises and which will be cut by Tenant with the cooperation of Landlord.  Landlord and Tenant shall reasonably cooperate in the installation and removal of any and all existing wiring in the floor of the Premises and the ceiling of the second floor of the Building.  Tenant shall have the right to install wiring in the ceiling of the second floor of the Building in cooperation with Landlord, provided that Tenant shall in no way disturb or interfere with any existing wiring currently in the ceiling of the second floor of the Building which serves any other portion of the Building, and Tenant shall perform any such installation during non-Building Hours.

ARTICLE III
TERM; DELIVERY OF POSSESSION; CONDITION OF PREMISES

3.1           This Lease and all of its provisions shall be in full force and effect from and after the date first above written (which date, unless otherwise expressly provided herein, shall be the date on which the last of Landlord or Tenant executes and delivers this Lease).  The term of this Lease (“Term”) shall commence on the Commencement Date and shall end on the Expiration Date, unless the Term shall sooner terminate, pursuant to the provisions of this Lease, or be extended pursuant to the provisions of Exhibit F.

3.2           In consideration of Tenant’s obligations under this Lease, Landlord hereby conveys to Tenant during the Term, all of Landlord’s ownership interest in the personalty located within the Premises, as listed on Exhibit H attached hereto (the “Personalty”).  Landlord makes no representations or warranties as to the physical condition or title to the Personalty (except that (i) Landlord is the sole owner of the Personalty, and (ii) the Personalty is free from any liens and encumbrances), Tenant agreeing to accept such Personalty “as is.”  Landlord shall have no obligation during the Term hereof to insure or otherwise repair or replace any of the Personalty as a result of any casualty, theft or other loss or damage thereto.  Upon the early termination, if applicable, of the Term hereof, Tenant shall remove all remaining Personalty from the Premises.  Upon the full execution of this Lease by all parties, the Personalty shall automatically and without any action by Tenant become the sole property of Tenant; provided that if requested by Tenant, Landlord shall deliver to Tenant a bill of sale for such Personalty transferring the Personalty to Tenant in its then “as is” condition, without any representation and warranty as to the condition of the Personalty.

3.3           Subsequent to the Commencement Date, Tenant shall cause the Tenant Improvement Work to be Substantially Completed in accordance with and upon the terms and conditions set forth in Exhibit B hereof.  Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Premises, the Building or the Land for Tenant’s occupancy.  Except as expressly set forth herein, neither Landlord nor Landlord’s Agents have made any representations or promises with respect to the physical condition of the Building or the Property.  Notwithstanding anything contained to the contrary herein, Tenant’s taking of possession of the Premises as of the Commencement Date shall constitute Tenant’s acknowledgment that the Premises and the Building are in good condition.

3.4           Possession of the Premises will be delivered to Tenant on the Commencement Date, which date is subject to extension due to Force Majeure and Tenant delays, broom clean, vacant (except for the Personalty) and free of personal property (other than the Personalty) and rubbish.  If Landlord does not, for any reason, deliver possession of the Premises on or before the Commencement Date, Landlord shall not have any liability therefor, and this Lease shall not be rendered void or voidable.  Tenant shall not be entitled to use or occupy any portion of the Premises for conduct of Tenant’s business prior to Substantial Completion of the Tenant Improvement Work without Landlord’s prior written consent, unless otherwise expressly provided in this Lease.  Notwithstanding the foregoing, in the event Tenant completes all Tenant Improvement Work and receives all necessary governmental approvals for Tenant’s occupancy (including, without limitation, a certificate of occupancy) prior to the Rent Commencement Date, Tenant shall be permitted to occupy the Premises prior to the Rent Commencement Date without payment of Base Rent hereunder, provided, however, Tenant shall be required to pay any and all “Additional Rent” as set forth in Article IV herein.

ARTICLE IV
RENT

4.1           From and after the Rent Commencement Date, Tenant shall pay the Base Rent in twelve (12) equal monthly installments in advance on the first day of each month, without any offset, abatement, defense, claim, counterclaim or deduction whatsoever.  Simultaneously with Tenant’s execution of this Lease, Tenant shall pay an amount equal to One Hundred Thousand and 00/100 Dollars ($100,000.00), which amount shall be credited toward the monthly installment of Base Rent and Additional Rent payable for the first full calendar month of the Term.  If the Rent Commencement Date is not the first day of a calendar month, then the Base Rent from the Rent Commencement Date until the first day of the following calendar month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on or before the Rent Commencement Date.  If the Expiration Date of this Lease is not the last day of a calendar month (other than by reason of Tenant’s default), then Base Rent for such month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the Lease Year in which the Lease terminates.

4.2           (a)           Any item of rent, or other fee or charge owed by Tenant to Landlord hereunder, other than Base Rent, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable hereunder, shall be considered “Additional Rent” payable pursuant to this Lease, without any offset, abatement, defense, claim, counterclaim or deduction whatsoever and shall, unless a different time period is specifically provided herein, be paid by Tenant within ten (10) days after an invoice therefor is given to Tenant. As used herein, the term “Rent” shall mean, collectively, all Base Rent and Additional Rent.

(b)           If any payment of Base Rent, Additional Rent or any other sum is not received at the Landlord Payment Address (or such other address as Landlord may designate in writing) within five (5) days after the date such payment is due hereunder (without regard to any cure period specified in Section 19.1 below), then Tenant shall pay to Landlord, as Additional Rent and as an agreed-upon amount of liquidated damages and not as a penalty, a late charge equal to five percent (5%) of the amount of such payment. In addition, such late payment shall bear interest at the Default Interest Rate from the fifteenth (15th) day after the date such payment became due until the date on which Landlord receives full payment thereof (inclusive of all accrued interest thereon).

4.3           All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, Additional Rent or otherwise, shall be paid to Landlord in legal tender of the United States at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing.  Landlord’s acceptance of Rent after it shall have become due and payable hereunder shall not constitute a waiver of any of Landlord’s rights hereunder with respect to such late payment or excuse such late payment or any subsequent late payment of Rent.  If any sum payable by Tenant under this Lease is paid by check and such check is returned due to insufficient funds, stop payment order, or otherwise, then such event shall be treated as a failure to pay such sum when due and, in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled to impose a returned check fee of Fifty Dollars ($50.00) to cover Landlord’s administrative expenses and overhead for processing same, and further, Landlord may require that all future payments of Rent be remitted by money order or cashier’s or certified check.

4.4           At any time during the Term Tenant may, at Tenant’s option, make all payments of Base Rent and/or recurring monthly items of Additional Rent by way of automatic monthly electronic transfer from an account designated by Tenant to an account designated by Landlord.  In such event, Tenant shall complete and provide to Landlord and the financial institutions involved in said electronic transfer any and all required paperwork to effectuate this automatic monthly transfer.

ARTICLE V
OPERATING CHARGES AND REAL ESTATE TAXES

5.1           (a)           Commencing on the first anniversary of the Rent Commencement Date and thereafter for the remainder of the Term, Tenant shall pay to Landlord, as Additional Rent, the amount of the increase in Operating Charges for the applicable Lease Year determined in accordance with Section 1.29 over the Operating Charges for the first Lease Year (“Operating Charges Escalation”), which first Lease Year Operating Charges are deemed to be $6.00 per rentable square foot.

(b)           Tenant shall make monthly payments to Landlord on account of the Operating Charges Escalation, commencing on the First Anniversary of the Rent Commencement Date and on the first day of each month thereafter, which amounts shall constitute Additional Rent hereunder.   On or before the end of each Lease Year, or as soon thereafter as is feasible, Landlord shall submit a statement (“Annual Operating Charges Statement”) to Tenant, showing the Operating Charges Escalation for such Lease Year.  If Landlord fails to provide the Operating Charges Statement by the applicable date provided herein, Landlord shall not be deemed to have waived its right to thereafter provide such statement.

5.2           (a)           Commencing on July 1, 2006 and thereafter for the remainder of the Term, Tenant shall pay, as Additional Rent, Tenant’s Proportionate Share of the amount by which Real Estate Taxes for each twelve month period falling entirely or partially within the Term following the Tax Base Year exceeds the Base Year Real Estate Taxes (hereinafter referred to as the “Real Estate Taxes Escalation”).  “Real Estate Taxes” shall mean (1) all real estate taxes, vault and/or public space rentals, business district or arena taxes, special user fees, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, or any payments in lieu of or in substitution for such taxes, which are imposed upon Landlord or assessed against the Property or any portion(s) thereof or Landlord’s personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Property or any portion(s) thereof which are in the nature of or in substitution for or in addition to real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ and consultants’ fees and court costs) incurred by or on behalf of Landlord in reviewing, protesting or seeking a refund or reduction of Real Estate Taxes, whether or not such protest is ultimately successful, or such refund or reduction is ultimately granted (Tenant hereby acknowledging and agreeing that Tenant shall not under any circumstances be entitled to appeal or otherwise contest Real Estate Taxes, such rights of appeal and contest being wholly reserved to Landlord in its sole and absolute discretion).  Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, income or net profits tax assessed against Landlord from the operation of the Property, unless same is imposed in substitution for any real estate taxes which constitute “Real Estate Taxes”.  The term “Base Year Real Estate Taxes” shall mean those Real Estate Taxes incurred for the Property (or deemed to have been incurred pursuant to the immediately preceding sentence) during the Tax Base Year.

(a)           Tenant shall make estimated monthly payments to Landlord on account of Tenant’s Proportionate Share of the Real Estate Taxes Escalation.  For each twelve month period following the Tax Base Year, Landlord may submit a statement to Tenant setting forth, on an annualized basis, Landlord’s reasonable estimate of Real Estate Taxes for such period (“Estimated Tax Statement”) and Tenant’s Proportionate Share of the Real Estate Taxes Escalation for the forthcoming year.  Tenant shall pay to Landlord as Additional Rent on the first day of each month following receipt of such Estimated Tax Statement, until Tenant’s receipt of any succeeding Estimated Tax Statement, an amount equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the Real Estate Taxes Escalation as shown on such Estimated Tax Statement.  From time to time during any calendar year, Landlord may revise Landlord’s estimate of Real Estate Taxes and adjust Tenant’s monthly payments to reflect Landlord’s revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference, if any, between the aggregate amount of Tenant’s estimated payments theretofore made on account of the Real Estate Taxes Escalation during such calendar year, and the amount which would have been payable by Tenant during such calendar year had Landlord billed Tenant for the revised monthly amount for such prior elapsed months during such calendar year.  Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.2(b).  Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement (“Annual Tax Statement”) to Tenant, showing (1) the amount of Real Estate Taxes incurred during the preceding year, (2) Tenant’s Proportionate Share of the Real Estate Taxes Escalation for such year, and (3) the aggregate amount of Tenant’s estimated payments made on account of the Real Estate Taxes Escalation during such year.  If the Annual Tax Statement indicates that the aggregate amount of such estimated payments made by Tenant exceeds Tenant’s actual liability for the Real Estate Taxes Escalation, then Landlord shall, at Landlord’s option, either credit the overpayment toward Tenant’s next monthly payment(s) of Real Estate Taxes due hereunder, or promptly refund such overpayment to Tenant.  If the Annual Tax Statement indicates that Tenant’s actual liability for Real Estate Taxes exceeds the aggregate amount of such estimated payments made by Tenant, then Tenant shall pay the deficient amount to Landlord as Additional Rent within ten (10) days after such Annual Tax Statement is given to Tenant.  If Landlord fails to provide the Estimated Tax Statement or the Annual Tax Statement by the applicable dates provided herein, Landlord shall not be deemed to have waived its right to thereafter provide such statements.

(b)           In addition to Tenant’s Proportionate Share of the Real Estate Taxes Escalation, Tenant shall also be liable for any portion of the Real Estate Taxes (and not simply any increase over the Base Year Real Estate Taxes) imposed upon the Property during the Term which is attributable to improvements in the Premises or the Property constructed by or on behalf of Tenant or at Tenant’s expense and for which the taxing authority has assigned an increase in valuation in computing the assessed valuation of the Property (“Extra Taxes”).  Tenant shall pay to Landlord as Additional Rent 100% of the amount of such Extra Taxes within ten (10) days after issuance of an invoice therefor or, at Landlord’s option, such Extra Taxes may be included as a component of the Estimated Tax Statement and Annual Tax Statement, and paid pursuant to Section 5.2(b) above.

5.3           Tenant shall pay before delinquency, directly to the applicable taxing authority, any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property at the Property. In the alternative, if any such tax or fee is enacted or altered so that same is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay the amount of such tax or fee to Landlord as Additional Rent within ten (10) days after issuance by Landlord of an invoice therefor.

5.4           If the Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant’s liabilities pursuant to Sections 5.1 and 5.2 above for such calendar year shall be apportioned by multiplying the respective amount of Tenant’s Proportionate Share of Real Estate Taxes Escalation thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term, and the denominator of which is three hundred sixty (360).

5.5           Landlord reserves the right to change the accounting period for Real Estate Taxes, or both, to each consecutive twelve (12) month period commencing on the Commencement Date or such other date as Landlord shall designate by notice to Tenant.

5.6           Landlord represents that the Building has been fully assessed as a completed structure by the appropriate taxing authority.

ARTICLE VI
USE OF PREMISES

6.1           (a)           Tenant shall use and occupy the Premises solely for general, executive and administrative offices in a manner compatible with first-class office buildings of the type and quality located in the Geographic Area (“Permitted Use”).  In all events, the Permitted Use shall not include: (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign government or political subdivision thereof which are entitled to any diplomatic or other form of sovereign immunity or otherwise not amenable to service of process in New Jersey; (iii) offices of any health care professionals, including, without limitation, doctors’ offices and laboratories; (iv) schools or other training facilities (provided that Tenant shall be permitted to use the Premises for employee training seminars related to Tenant’s business, subject to Tenant’s obligation to comply with all Building rules and regulations); (v) retail or restaurant uses; (vi) broadcast studios or other broadcast production facilities, such as radio and/or television stations; (vii) offices at which deposits or bills are regularly paid in person by customers; (viii) personnel agencies; (ix) meeting facilities (provided that Tenant shall be permitted to use the Premises for employee meetings related to Tenant’s business, subject to Tenant’s obligation to comply with all Building rules and regulations); (x) office suites or business suites; and (xi) offices used for telemarketing or so-called “call” center purposes.  In all events, Tenant’s use of the Premises is subject to all present and future Legal Requirement and Insurance Requirements, and covenants, conditions, restrictions and other matters of record.

(b)           Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that would violate any certificate of occupancy for the Premises or the Building, or that would constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or occupant of the Building, or that would overload the plumbing or mechanical systems of the Premises or the Building, or exceed the floor load which any floor in the Premises was designed to carry, and Tenant shall not permit or suffer the emission of objectionable odors or noise.

(c)           If any Legal Requirement necessitates obtaining an occupancy or use permit or license for the Premises or the operation of the business conducted therein, Tenant shall obtain and keep current such permit or license at Tenant’s expense, and shall promptly deliver a copy thereof, including copies of all renewals thereof, to Landlord.  Tenant shall not conduct any sales, promotions, advertising, special events or any other business activities of any nature whatsoever, whether inside or outside of the Premises, other than as expressly provided by the Permitted Use.

ARTICLE VII
ASSIGNMENT AND SUBLETTING

7.1           (a)           Tenant shall not assign or transfer (collectively, “assign”) this Lease or all or any of Tenant’s rights hereunder or interest herein by operation of law or otherwise, or sublet or otherwise license or permit anyone to use or occupy (collectively, “sublet”) the Premises or any part thereof, or mortgage, pledge, hypothecate or otherwise encumber (collectively,

“encumber”) this Lease, without, in each case, obtaining the prior written consent of Landlord, which consent in the case of an assignment or sublease shall not be unreasonably withheld, conditioned or delayed.  Any attempted assignment or encumbrance of this Lease or of all or any of Tenant’s rights hereunder or interest herein, and any attempted sublet or permission to use or occupy the Premises or any part thereof, other than in accordance with this Article VII, shall be void and of no force or effect and shall constitute an immediate Event of Default hereunder.  No assignment, subletting or encumbrance, or Landlord’s consent thereto, or Landlord’s collection or acceptance of rent from any assignee, subtenant or other party, shall be construed as a waiver or release of the initial named Tenant (or any prior assignees or Guarantors hereunder) from any of its or their liabilities or obligations under this Lease, and all of such parties shall remain jointly and severally primarily liable hereunder, notwithstanding anything to the contrary contained in this Lease or any guaranty of this Lease. In addition,  Landlord’s consent to any proposed assignment, subletting or encumbrance shall not be construed to relieve Tenant or any permitted assignee, subtenant or other party from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment, subletting (or sub-subletting, as the case may be) or encumbrance.  As security for this Lease, Tenant hereby assigns to Landlord the rent due from any subtenant or other occupant of the Premises.  For any period during which Tenant is in default hereunder, Tenant hereby authorizes each such subtenant or other occupant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same.  Landlord’s collection of such rent shall not be construed as either an approval of such occupancy under this Article VII (if Tenant has theretofore failed to comply with the provisions of this Article VII) or an acceptance of such subtenant or other occupant as a tenant.  Tenant shall reimburse Landlord for all expenses (including reasonable attorneys’ fees and accounting costs) incurred by Landlord in connection with Tenant’s request to assign or encumber this Lease, or sublet all or any part of the Premises, which amounts shall be paid within ten (10) days after Landlord’s written demand therefor, whether or not Landlord consents thereto.  Any assignment, sublease or encumbrance shall be effected on forms approved in advance by Landlord, which approval of the form shall not be unreasonably withheld, conditioned or delayed.

(b)           If at any time during the Term Tenant desires to assign this Lease or sublet all or part of the Premises, then Tenant shall notify Landlord at least forty-five (45) days in advance (“Tenant’s Request Notice”) and advise Landlord of: the identity of the proposed assignee, or subtenant and a description of its business; the terms of the proposed assignment or subletting; the commencement date of the proposed assignment or subletting (the “Proposed Transfer Commencement Date”); if, applicable, the area proposed to be sublet (the “Proposed Sublet Space”); the most recent financial statement or other evidence of financial responsibility of such proposed assignee or subtenant; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, or sublease (and, if any premium or other consideration is being paid; stating in reasonable detail the amount and calculation thereof).  Provided that Tenant is not in default under any provision of this Lease beyond applicable notice, grace and cure periods, and subject to Landlord’s rights pursuant to Section 7.3 below, Landlord shall not unreasonably withhold its consent to a proposed assignment of this Lease or a proposed subletting of the Premises, by the initial named Tenant hereunder.  Without limitation, Landlord may withhold such consent if, in the reasonable exercise of its judgment, it determines that:

(i) the use of the Premises pursuant to such assignment or sublease would not be in compliance with Article VI hereof; or

(ii) the proposed assignee or subtenant is not of a type and quality consistent and compatible with first-class office buildings located in the Geographic Area (and the tenants of such buildings); or

(iii) Landlord is not reasonably satisfied with the financial condition of the proposed assignee under any such assignment or the proposed sublessee under any such sublease; or

(iv) the proposed assignee’s or subtenant’s occupancy will cause an excessive density of traffic or make excessive demands on the services, maintenance or facilities of the Building or the Common Areas; or

(v) the proposed assignee or subtenant is a tenant in the Building at the time of Landlord’s receipt of Tenant’s Request Notice, or a party with whom Landlord or its affiliates has negotiated for the leasing of office space within the Geographic Area during the immediately preceding six (6) months; or

(vi) in the course of seeking an assignee, subtenant or other occupant of its space, Tenant has publicly advertised (or permitted the public advertisement of) a rental rate that is lower than the rental rate then payable by Tenant pursuant to this Lease; or

(vii) in the case of a sublease, more than fifty (50%) percent of the Premises is then occupied, or would after the consummation of the proposed sublet be occupied, by a party(ies) other than the Tenant named herein; or

(viii) it wishes to recapture the space as provided in Section 7.3.

7.2           If Tenant or any Guarantor of this Lease is a partnership, then any event (whether voluntary, involuntary or by operation of law) resulting in a dissolution of Tenant or Guarantor, any withdrawal or change (whether voluntary, involuntary or by operation of law) of any partners owning a controlling interest in Tenant or Guarantor (including each general partner), or any structural or other change having the effect of limiting the liability of the partners, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article VII.  If Tenant or Guarantor is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, involuntary or by operation of law) resulting in a dissolution, merger, consolidation or other reorganization of Tenant or Guarantor (or its respective corporate general partner(s), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant or Guarantor (or its respective corporate general partner(s), however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article VII; provided, however, that the foregoing provision shall not apply to corporations whose stock is traded through a nationally recognized exchange or over-the-counter market.  If Tenant or Guarantor is a limited liability company, then any dissolution of Tenant or Guarantor, or a withdrawal or change, whether voluntary, involuntary or by operation of law, of members owning a controlling interest in Tenant or Guarantor, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed a voluntary assignment of this Lease, subject to the provisions of this Article VII.  In addition, a transfer of all or substantially all of the assets of Tenant or Guarantor (whether Tenant or Guarantor is a partnership, corporation or other type of entity) either by merger, consolidation, or otherwise (however accomplished, whether in a single transaction or in a series of related or unrelated transactions), or a so-called “lease takeover” agreement (that is, an agreement pursuant to which another entity agrees to become responsible for all or part of Tenant’s obligations under this Lease without actually entering into this Lease), shall be deemed a voluntary assignment of this Lease, subject to the provisions of this Article VII.

7.3           Landlord shall have the right in its sole and absolute discretion to: (i) terminate this Lease in the case of any proposed assignment of this Lease; or (ii) terminate this Lease either in its entirety or only as it relates to the Proposed Sublet Space in the case of a proposed subletting of at least one-half (1/2) of the Premises; or (iii) to terminate this Lease only as it relates to the Proposed Sublet Space in the case of a proposed subletting of less than one-half (1/2) of the Premises.  If Landlord elects to exercise its rights under this Section 7.3, it will send Tenant written notice of such termination within thirty (30) days after Landlord’s receipt of Tenant’s Request Notice.  If Landlord exercises its option to terminate this Lease only with respect to the Proposed Sublet Space under either clause (ii) or clause (iii) above, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Transfer Commencement Date in the condition required pursuant to Section 22.3 hereof, at which time such space shall thereafter be deleted from the Premises, and (b) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect, except that Base Rent, Additional Rent, the number of Parking Spaces, and any other items which are determined on a per square foot basis shall (notwithstanding anything contained in this Lease to the contrary) be proportionately reduced, based on the amount of square footage deleted from the Premises in relation to the total square footage in the Premises immediately prior to such termination.  If Landlord exercises its option under either clause (i) or clause (ii) above to terminate this Lease in its entirety, then Tenant shall tender the entire Premises to Landlord on the Proposed Transfer Commencement Date in the condition required pursuant to Section 22.3 hereof, at which time the Lease shall terminate.  Notwithstanding the foregoing provisions of this Section 7.3, Landlord shall not have the right to terminate this Lease (either as to the entire Premises or the Proposed Sublet Space) in the case of an assignment or sublet to any corporation or entity which controls, is controlled by, or is under common control with Tenant.

7.4           If any sublease or assignment requires that the subtenant or assignee pay any amount in excess of the rental and other charges due under this Lease (except that in the case of a sublease of less than all of the Premises, such rental and other charges shall be pro rated on a per square foot basis prior to such calculation), then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property or services provided by Tenant to a subtenant, or any other form, Tenant shall pay to Landlord, when received by Tenant, fifty percent (50%) of any such excess or other premium payable with respect to the sublease or assignment, after deduction of ordinary and customary transaction costs, including, but not limited to, brokerage costs, costs of alterations to the Premises, free rent and reasonable attorneys’ fees.  Acceptance by Landlord of any payments due under this Section 7.4 shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any assignment or sublease.

7.5           All restrictions and obligations imposed on Tenant pursuant to this Lease shall be deemed to extend to any assignee, subtenant, licensee, concessionaire or other occupant or transferee, and Tenant shall cause all such parties to comply with such restrictions and obligations.  As a condition to the effectiveness of any assignment or subletting hereunder, Tenant shall deliver to Landlord prior to, and as a condition of, the Proposed Transfer Commencement Date (i) in the case of an assignment, a fully-executed assignment and assumption agreement which provides, among other things reasonably required by Landlord, that Tenant remains jointly, severally, and primarily liable hereunder; and (ii) in the case of a sublet, a fully executed sublease which provides, among other things reasonably required by Landlord, that such sublease is; (x) subject and subordinate to all the terms and provisions of this Lease; and (y) subject to the condition that if the Term is terminated or Landlord succeeds to Tenant’s interest in the Premises by voluntary surrender or otherwise then, at Landlord’s option, in its sole and absolute discretion, the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then-executory terms of such sublease.

7.6           In the event of any assignment hereunder (other than an assignment to an affiliate of Tenant or a permitted assignment or sublet pursuant to Section 7.9(b) herein) of any options contained in this Lease with respect to additional term(s), additional space, or otherwise, shall automatically lapse and be of no further force or effect, unless otherwise expressly set forth in this Lease.

7.7           If Landlord’s consent to an assignment or subletting is given, and such transaction does not become fully binding upon the parties thereto and effective within six (6) months of the Proposed Transfer Commencement Date for any reason, then Landlord’s consent to such transaction shall be deemed null and void, and Tenant’s compliance with the provisions of Section 7.1 and 7.3 shall again be necessary in the event Tenant desires to assign this Lease or sublease all or any portion of the Premises, even in connection with the same transaction as that initially proposed by Tenant in the Tenant Request Notice (unless the Proposed Transfer Commencement Date for such same transaction was delayed by Force Majeure, in which case such six (6) month period shall be extended only by the number of days of any such delay due to Force Majeure only).

7.8           Tenant hereby indemnifies, defends and holds Landlord and Landlord’s Agents harmless from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys’ fees) that may be made against Landlord and/or Landlord’s Agents based on, arising out of, or in any way relating to (directly or indirectly, in whole or in part) any assignment or encumbrance (or attempted assignment or encumbrance) of this Lease, or any subletting (or attempted subletting) of any part of the Premises including, without limitation, claims by (i) any assignee or subtenant or proposed assignee or subtenant, or (ii) any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, or any termination of this Lease by Landlord pursuant to Section 7.3 above.

7.9           Any provisions of this Article to the contrary notwithstanding, but subject to the other terms, conditions and provisions contained in said Article:

(a)           Tenant shall have the right, without the consent of Landlord and free of Landlord’s recapture right, but after Landlord’s receipt of Tenant’s Request Notice, to assign this Lease or sublease all or any part of the Premises to any entity controlling, controlled by or under common control with Tenant; provided that no such assignee shall further assign this Lease or sublease any or all of the Premises and no such sublessee shall assign or encumber its sublease or further sublease all or any part of the Premises; and provided, further, that any event resulting in such assignee or sublessee ceasing to be an entity controlling, controlled by or under common control with Tenant shall be deemed to be an assignment or sublease requiring the prior consent of Landlord pursuant to the provisions of this Article and Tenant shall thereupon comply with all provisions of this Article applicable thereto.  For purposes hereof, “control” means ownership of at least fifty-one percent (51%) of the issued and outstanding voting stock of such corporation.

(b)           Tenant shall also have the right, without the consent of Landlord and free of Landlord’s recapture right, but after Landlord’s receipt of Tenant’s Request Notice (provided such Request Notice is not prohibited by law, governmental authority or previously executed confidentiality agreement), to assign this Lease to (i) any entity succeeding to Tenant by merger or consolidation in accordance with applicable statutory provisions for merger or consolidation or by purchase of all or substantially all of Tenant’s assets; provided that subsequent to such merger, consolidation or purchase, the net worth of the successor corporation or the purchasing corporation, as the case may be, shall be at least equal to the net worth of Tenant immediately prior to such merger, consolidation or purchase (or if less, the net worth of Tenant on the date of this Lease) and this fact shall be so certified by the chief financial officer of the assignor and the assignee, or (ii) to any wholly-owned or wholly-controlled affiliate of Tenant, subject to the terms and conditions of Section 7.5 herein.

(c)           It is Landlord’s intent to permit assignment and subleasing pursuant to this Section exclusively as an accommodation to the bona fide and legitimate business organizational needs of Tenant, and notwithstanding the provisions hereof, no assignment of this Lease or subleasing of all or any part of the Premises without Landlord’s consent hereunder shall be permitted where the sole or primary purpose of such assignment or subleasing is to permit occupancy of all or any part of the Premises by a third party in avoidance of Landlord’s consent, or in the case of an entity purchasing all or substantially all of Tenant’s assets, where this Lease constitutes all or a substantial portion of such assets.

(d)           Tenant shall promptly give Landlord prior written notice of any assignment of this Lease or subleasing as required under this Section accompanied by all documentation required by Landlord to establish compliance with the requirements of subsections (a) and (b) above, and Tenant shall also promptly provide Landlord with a copy of any executed instrument of merger, consolidation or assignment or the executed sublease, as the case may be.

ARTICLE VIII
MAINTENANCE AND REPAIRS; COMPLIANCE WITH LAWS

8.1           Except as otherwise provided in this Lease, Landlord shall keep the structural support beams, load-bearing elements, foundations, exterior and structural walls, exterior windows, support columns, and roof of the Building, and the mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building, as well as Common Areas (collectively, the “Building Structure and Systems”), as a first class office building, clean and in safe and good operating condition and repair, and otherwise in compliance with all Legal Requirements and Insurance Requirements, and Landlord will also make repairs thereto promptly after notice from Tenant of the need for same and Landlord’s confirmation thereof.  Notwithstanding any of the foregoing to the contrary, maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, all other fixtures furnishings and equipment of Tenant located in the Premises or exclusively serving the Premises [wherever located], and any heating, air-conditioning, electrical, ventilating, plumbing or mechanical equipment or systems exclusively serving the Premises [wherever located, but specifically excluding any unit which is currently part of the base HVAC system for the Building or any replacement thereof], or within and serving the Premises on an exclusive basis, as well as all Alterations [as hereinafter defined]), shall be the sole responsibility of Tenant and in no event shall same be deemed to be a part of the Building Structure and Systems. Landlord shall have no obligation to make any repairs brought about by any act or omission of Tenant or Tenant’s Agents, but shall have the right to do so, pursuant to Section 8.2 below, but notwithstanding anything to the contrary in this Lease shall make any repairs brought about by any act or omissions of Landlord or Landlord’s Agents.

8.2           Except for such items of maintenance, repair and replacement that are specifically Landlord’s obligation pursuant to Section 8.1 above, Tenant shall, at its sole cost and expense, perform all maintenance and promptly make all repairs and replacements in and to the Premises that are necessary or desirable to keep the Premises in first-class condition and repair, in a clean, safe and tenantable condition.  Tenant shall perform all such repairs and replacements in accordance with all Legal Requirements, Insurance Requirements, and the requirements of this Lease (including, without limitation, the provisions of Article IX pertaining to Alterations).  Without limiting the generality of the foregoing Tenant, at its sole cost and expense, shall perform all maintenance and promptly make all repairs and replacements to, and keep in clean, safe and sanitary condition: (i) special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, and all other fixtures, furnishings and equipment of Tenant located in the Premises or exclusively serving the Premises [wherever located]); (ii) any heating, air-conditioning, electrical, ventilating, plumbing or mechanical equipment or systems exclusively serving the Premises (wherever located, but specifically excluding any unit which is currently part of the base HVAC system for the Building or any replacement thereof), or within and serving the Premises on an exclusive basis; (iii) all interior glass, window panes and doors, including the entrance door(s) into the Premises; and (iv) all Alterations.  Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. Except as otherwise provided in Article XVII, all injury, breakage and damage to the Premises and to any other part of the Building or the Property caused by any act or omission of Tenant or Tenant’s Agents shall be repaired at Tenant’s expense, either by Tenant or by Landlord on behalf of Tenant as set forth in this Section 8.2.  Notwithstanding any other section of this Lease to the contrary, Landlord shall have the right, at Landlord’s option, to make (or to cause its designated contractor or subcontractor to make): (i) any repairs which are Tenant’s responsibility under this Lease and which connect to or may otherwise involve interaction with the Building Structure and Systems, or require alterations to any portion of the Building outside of the Premises, if any; (ii) any repairs to the Premises which are otherwise the responsibility of Landlord hereunder, but are caused by the act or omission of Tenant or Tenant’s Agents; and (iii) any repairs to any other part of the Building or the Property caused by any act or omission of Tenant or Tenant’s Agents; and in any such case Tenant shall reimburse Landlord for all costs incurred in connection with such work, plus a charge of three percent (3%) for administrative cost recovery, as Additional Rent, within ten (10) days following Tenant’s receipt of an invoice therefor.  Notwithstanding anything herein, Tenant shall not clean, nor allow any window in the Premises to be cleaned, from the outside, except by Landlord’s designated contractor, the cost of which is included in Operating Charges.  Tenant shall obtain and keep in full force and effect annual maintenance contract(s) on all systems and equipment that exclusively serve the Premises, copies of which shall be delivered to Landlord annually and at such other times as requested by Landlord, and Tenant shall prepare and retain complete maintenance logs with regard to its maintenance, repairs and replacements of all such systems and equipment.  Landlord shall have the right, upon prior written notice to Tenant, to inspect the foregoing records at the Premises.

8.3           Tenant shall, in a timely manner and at its sole cost and expense, comply with all Legal Requirements and Insurance Requirements concerning the Tenant’s particular manner of use and occupancy of, and the maintenance of the condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein, including, without limitation, the ADA, whether foreseen or unforeseen, or ordinary or extraordinary.  In the event any such compliance obligation requires Alterations which would connect to or otherwise involve interaction with the Building Structure and Systems, or require alterations to any portion of the Building outside of the Premises, or requires a building permit, Landlord shall have the right, but not the obligation, to perform such work, in which case Tenant shall be responsible for the cost thereof, plus a charge of three percent (3%) for administrative cost recovery, and shall reimburse Landlord, as Additional Rent for the cost thereof, within thirty (30) days following Tenant’s receipt of an invoice therefor.  Notwithstanding anything contained herein, with respect to the ADA only, the parties hereby agree that: (a) Tenant shall be responsible for ADA compliance in the Premises (subject to the provisions of this Section 8.3), including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (b) Landlord may perform (as aforesaid) and Tenant shall be responsible for the cost of, or Landlord may require that Tenant perform, at its cost, ADA “path of travel” requirements triggered by improvements or Alterations in the Premises, made by or on behalf of Tenant, and (c) Landlord may perform (as aforesaid), and Tenant shall be responsible for the cost of, or Landlord may require that Tenant perform, at its cost, ADA compliance in the

Common Areas of the Property necessitated as a result of the Building or the Property being deemed to be a “public place of accommodation” as a result of Tenant’s particular manner of use or occupancy of the Premises.

ARTICLE IX
ALTERATIONS

9.1           Tenant shall not make or permit anyone to make any repairs (whether required pursuant to Section 8.2 or otherwise), alterations, decorations, additions, improvements or other changes (collectively, “Alterations”), whether structural or non-structural, interior or exterior, in or to the Premises or the Building without the prior written consent of Landlord, which consent may be withheld or granted in Landlord’s sole and absolute discretion.  However, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Alteration to the interior portions of the Premises which does not adversely affect or encumber the Building Structure and Systems; but it shall be deemed reasonable for Landlord to withhold its consent if any such Alteration would, in the opinion of Landlord, adversely affect the marketability of the Premises, not be of a type and quality consistent with first-class office buildings located in the Geographic Area, or in the event that any Mortgagee does not provide its required consent for such Alteration (provided Landlord shall use commercially reasonable efforts to obtain such consent).  Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alterations (“Permitted Alterations”) if the proposed Alterations (i) do not affect the structural components of the Building, (ii) are designed in conformance with the aesthetics and architecture of the Building in Landlord’s reasonable discretion, (iii) do not adversely affect the Building systems, (iv) are not visible from the exterior of the Premises, (v) do not reduce the value or utility of the Building, (vi) are strictly cosmetic or decorative in nature, (vii) do not exceed a cost of $35,000.00 to perform same, and (viii) do not require the consent of any Mortgagee.

9.2           (a)           In addition to the provisions of Section 9.1 above, any Alterations performed by Tenant shall be made: (i) promptly upon Tenant’s compliance with the requirements of this Article IX, and thereafter diligently prosecuted to completion; (ii) in a good, workerlike, and first-class manner; (iii) using new materials only; (iv) by a contractor approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (provided that it shall be reasonable for Landlord to withhold its consent to any non-union contractor whose employment would violate any existing union contract or if in Landlord’s reasonable discretion would cause a conflict as described in Section 9.5 herein); (v) on days, at times and under the supervision of an engineer or architect approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (vi) in accordance with plans and specifications prepared by such engineer or architect, which plans and specifications shall include a reasonably detailed itemization of the estimated total hard and soft costs of such Alterations, and shall be approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Landlord shall be promptly reimbursed by Tenant for any reasonable out-of-pocket expenses incurred by Landlord in connection therewith; (vii) in accordance with all Legal Requirements and Insurance Requirements; (viii) only after having obtained and furnished to Landlord public liability, worker’s compensation and so-called “builder’s risk” insurance policies reasonably acceptable to Landlord, which policies shall cover all parties who will perform any work with respect to such

Alterations; (ix) in accordance with all contracts, subcontracts, supply contracts, equipment leases, consulting agreements or similar documents, and any amendments thereto, which have been executed by Tenant in connection with the Alterations (proposed copies of which shall be provided to Landlord at least ten (10) days before execution thereof and Landlord may, but shall not be obligated to, review, approve or disapprove of same); (x) on the condition that Tenant shall provide to Landlord executed copies of the contracts and other documents specified in clause “(ix)” immediately above prior to the commencement of any work; (xi) on the condition that Tenant shall provide to Landlord written, unconditional waivers of mechanics’ and materialmen’s liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with such Alterations (or, if such waivers are then prohibited by Legal Requirements, then Tenant shall provide to Landlord, on an ongoing basis on the first day of each month during the performance of such work, a complete and accurate list setting forth the names and addresses of each contractor, subcontractor, construction manager, design professional, supplier or other persons or entities providing work, services, materials or equipment to Tenant or for the benefit of the Premises who may have the right, under applicable Legal Requirements, to file a mechanic’s lien or other encumbrance in connection therewith); (xii) in a manner that will not interfere with the use or occupancy by other tenants of the Building of their respective premises; and (xiii) in a manner that will not risk damage to the remainder of the Building; and (xiv) in accordance with all reasonable construction rules and regulations from time to time promulgated by Landlord.  Promptly after the completion of any Alterations, Tenant, shall at its expense, deliver to Landlord three (3) sets of accurate as-built drawings showing such Alterations.

(b)           Landlord’s review and/or approval of any plans and specifications for Tenant’s Alterations shall not constitute an assumption of any responsibility by Landlord for their accuracy, safety or sufficiency, and shall in no event create an express or implied confirmation that either Tenant’s plans and specifications have been prepared in accordance with, or that the Alterations shown thereon or specified therein are in accordance with, Legal Requirements or Insurance Requirements.

9.3           Tenant shall include Landlord in any bid for any proposed Alterations in excess of $35,000.00.  Landlord shall have the right, at Landlord’s option, to make (or to cause its designated contractor or subcontractor to make), at a cost which is customary for the Geographic Area: (i) any Alterations which involve interaction with the Building Structure and Systems, or require Alterations to any portion of the Building outside of the Premises; and in any such case, except as otherwise expressly provided herein, at Tenant’s sole cost and expense, which costs for such Alterations shall be paid, as Additional Rent, within thirty (30) days following Tenant’s receipt of an invoice therefor.  If Landlord elects not to perform such work, then Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after receipt of an invoice therefor, Landlord’s construction supervision fee of three percent (3%) of cost for the performance of work by third parties within the Building.

9.4           Tenant and Tenant’s Agents shall not do any act or make any contract which permits any lien or other encumbrance upon any interest of Landlord or any Mortgagee in any portion of the Premises or the Building, and, to the fullest extent permitted by the New Jersey Construction Lien Law, N.J.S.A. 2A:4A-1, et seq., or any other applicable Legal Requirement,

Landlord’s consent to the making of any Alterations shall not be deemed an agreement by Landlord to subject Landlord or any Mortgagee, or its or their interest in the Premises or the Building, to any Lien (as hereinafter defined), charge or encumbrance which may be filed in connection with such permitted Alterations.  It is expressly agreed that Landlord shall have no obligation to review any such contracts (notwithstanding the fact that same may have been delivered to Landlord), it being agreed by Landlord and Tenant that, to the fullest extent permitted by applicable Legal Requirements, any Liens by any contractor, subcontractor, construction manager, design professional, supplier or other persons or entities providing work, services, materials or equipment to Tenant or for the benefit of the Premises pursuant to such contracts shall attach only to the leasehold interest of Tenant.  Tenant covenants and agrees to promptly pay all persons or entities furnishing or providing work, services, materials or equipment to Tenant or for the benefit of the Premises at the direction of Tenant or Tenant’s Agents.  If, because of any act or omission (or alleged act or omission) of Tenant or Tenant’s Agents, any construction lien, claim or other lien, including, without limitation, any Notice of Unpaid Balance and Right to File Lien (collectively “Lien”), charge, or order for the payment of money or other encumbrance shall be filed against Tenant, Landlord or any Mortgagee, or against any portion of the Premises or the Building (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Tenant shall notify Landlord of same immediately after Tenant is first notified, or otherwise becomes aware, thereof, and shall, at Tenant’s own cost and expense, cause same to be discharged of record by paying the claimant, obtaining a discharge and recording or filing same, as applicable, or by filing a surety bond or depositing funds with the Clerk of the Superior Court of New Jersey, as provided in N.J.S.A. 2A:4A-31, or by any other then-customary process with respect to the type of Lien or encumbrance involved; and Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys’ fees) based thereon, arising therefrom or in any way relating thereto, directly or indirectly, whether in whole or in part, such indemnification obligation to survive the expiration or earlier termination of this Lease. If within thirty (30) days after first becoming aware of such filing, Tenant fails to cause such Lien or other encumbrance to be so discharged of record, bonded over or otherwise disposed of in accordance with any customary process as provided above, Landlord shall have the option of discharging or bonding any such Lien or other encumbrance, and Tenant agrees to reimburse Landlord, as Additional Rent, for all costs, expenses and other sums of money incurred by Landlord in connection therewith, with interest thereon at the Default Interest Rate from the date such cost was incurred, until repaid in full.  All materialmen, contractors, artisans, mechanics, laborers, and any other persons or entities now or hereafter contracting with Tenant or Tenant’s Agents or any contractor or subcontractor of Tenant or Tenant’s Agents for the furnishing of any labor, services, materials, supplies, or equipment with respect to any portion of the Premises or the Building at any time from the date hereof (whether or not Landlord has consented thereto), are hereby charged with notice that they look exclusively to Tenant for payment of same.

9.5           Tenant shall not, at any time directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer, whether in connection with an Alteration or otherwise, if in Landlord’s opinion such employment would interfere, cause any conflict, or create any difficulty, strike or jurisdictional dispute with, other contractors, mechanics or laborers engaged in the construction, maintenance, repair or operation of the Building by

Landlord, Tenant or others.  In the event of any such interference, conflict, difficulty, strike or jurisdictional dispute, Tenant shall, upon demand of Landlord, cause all contractors, mechanics or laborers causing the same to leave the Building immediately.

9.6           If any Alterations that require Landlord’s consent under this Lease are made without the prior written consent of Landlord, Landlord shall have the right, at its option and in addition to Landlord’s other rights and remedies, to either require Tenant to remove such Alterations and restore the affected portion(s) of the Premises or the Building, as applicable, to their condition immediately prior thereto, or to do so on Tenant’s behalf, in which case Tenant shall reimburse Landlord as Additional Rent for the cost of such removal and restoration, with interest at the Default Interest Rate, from the date such cost was incurred until repaid in full, within ten (10) days after receipt of an invoice therefor.  All Alterations to the Premises and/or the Building made by either party shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Term; provided, however, that (a) if Tenant is not in default under this Lease beyond applicable notice, cure and grace periods, then Tenant shall have the right to remove, and at Landlord’s direction shall remove, upon the expiration or earlier termination of the Term, all movable furniture, furnishings, trade fixtures and other personal property of Tenant located in the Premises solely at the expense of Tenant, (b) Tenant shall remove, upon the expiration or earlier termination of the Term, all personal property of Tenant’s Agents located in the Premises, and (c) Tenant shall remove all Alterations as well as any extraordinary items of the Tenant Improvement Work (as identified by Landlord prior to the granting of Landlord’s consent to such extraordinary Alterations) in the Premises or the Building (including, without limitation, items not regularly installed in office premises similar to the Premises such as vaults and internal stairways, and any wiring and cabling located in risers outside the Premises, but specifically excluding non-extraordinary items of the initial Tenant Improvement Work) which Landlord designates in writing for removal prior to Tenant’s installation of such Alterations.  Notwithstanding the provisions of clause “(a)” above, at Landlord’s option, movable furniture, furnishings and trade fixtures shall be deemed to exclude any item the removal of which might cause material damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any machinery other than a dolly. Tenant shall, at its expense, repair all damage and injury to the Premises or the Building caused by any removal and restore same to the condition in which it existed prior to such installation.  Tenant’s obligations under this Section 9.6 shall survive the Expiration Date or earlier termination of this Lease.

9.7           Anything contained in this Lease to the contrary notwithstanding, to the extent Landlord has either (i) provided Tenant with value (by way of a construction allowance or otherwise), or (ii) granted a credit to Tenant (by way of a rent concession or otherwise) for the express or implied purpose of funding, in whole or in part, Tenant’s fit-up costs (whether in connection with the work performed by or on behalf of Tenant in fitting up the Premises on or about the Commencement Date, or at any later time during the Term), the fit-up work, fixtures, non-moveable equipment and machinery, and appurtenances to the extent funded thereby (hereinafter collectively referred to as the “Landlord Funded Improvements”) shall remain the property of Landlord and may not be removed by Tenant at any time during the Term without Landlord’s prior written consent, and shall remain in the Premises upon the expiration or earlier termination of this Lease, unless otherwise indicated pursuant to Section 9.6 above.  Landlord alone shall be entitled to depreciate the Landlord Funded Improvements as an asset for tax purposes.

ARTICLE X
SIGNS

10.1         Tenant shall not place on the exterior of the Premises (including exterior surfaces of doors and both interior and exterior surfaces of windows), or within the Premises if same are visible to public view from outside the Premises, any signs, symbols, advertisements or items of a similar nature.  Landlord will not unreasonably withhold or delay its consent to signs or lettering on the entry door to the Premises, provided that (i) Tenant has submitted to Landlord a plan or sketch thereof in reasonable detail showing, without limitation, size, color, location, materials and method of affixation; and (ii) such signs and/or lettering conform to Building standards as adopted by Landlord from time to time in its sole discretion.  If any sign, symbol, advertisement or other item that has not been approved by Landlord is so displayed, then Landlord shall have the immediate right, with or without prior notice to Tenant, to remove such item at Tenant’s expense or to require Tenant to do the same.  Landlord shall permit reasonable signage on a wall of the lobby of the Building to include Tenant’s business name and logo thereon, subject to Landlord’s prior approval pursuant to the terms and conditions of this Section 10.1.  Landlord reserves the right to install and display signs, advertisements and notices of any kind on any portions of the exterior or interior of the Building as Landlord may elect, provided the same are compatible with a first-class office building and customary for similarly situate first-class office buildings in the Parsippany, New Jersey area.  Notwithstanding the foregoing, and subject to compliance with applicable law, Tenant, at its sole cost and expense, shall be permitted to place its name on the existing marquee and directional signs located on the exterior portion of the Property and the Complex which are currently being used as signage for the Building, subject to Landlord’s prior approval pursuant to the terms and conditions of this Section 10.1 and the approval of any other party required to be obtained in connection with the placing of signage at the Complex.  Landlord agrees to diligently use all commercially reasonable efforts to obtain any such required approvals.

ARTICLE XI
SECURITY DEPOSIT

11.1         Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit set forth in Article I, which shall be held as security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease.  The Security Deposit is subject to reduction as set forth in Section 1.39.  Landlord shall not be required to maintain the Security Deposit in a separate account and, except for any minimum amount of interest that may be required by applicable Legal Requirements pertaining to commercial leases, Tenant shall not be entitled to interest on the Security Deposit.  In no event shall the Security Deposit be considered an advance payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent.  If there shall be any default by Tenant under this Lease, then Landlord shall have the immediate right, but not the obligation, with or without prior notice to Tenant, to use, apply or retain all or any portion of the Security Deposit for the payment of (a) any Base Rent, Additional Rent or any other sum as to which Tenant is in default, or (b) any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant’s default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises).  If any portion of the Security Deposit is so used or applied, then within five (5) business days after Landlord’s notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount set forth in Article I, and Tenant’s failure to do so shall constitute an Event of Default under this Lease.  Within approximately thirty (30) days after the later to occur of the expiration or earlier termination of the Term, or Tenant’s vacating and surrendering the Premises in the condition required hereunder, Landlord shall return the Security Deposit to Tenant, less such portion thereof as Landlord shall have utilized to satisfy any of Tenant’s obligations in the event of any default by Tenant under this Lease.

11.2         (a) In lieu of a cash deposit, simultaneously with Tenant’s execution of this Lease, Tenant may deposit with Landlord an unconditional, irrevocable commercial letter of credit (the “Letter of Credit”) in the amount of the Security Deposit set forth in Article I, which shall be held as security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease.  The Letter of Credit shall (i) governed by the rules and procedures of the International Standby Practices 1998, promulgated jointly by the Institute for International Banking Law and Practice and the International Chamber of Commerce, effective January 1, 1999; (ii) be issued by a New York City metropolitan area or New Jersey federally insured commercial bank (1) organized under the laws of the United States of America or any state thereof, (2) doing business in the United States of America, (3) subject to state or federal banking regulatory authorities, (4) having a combined capital, surplus and undivided profits (less any undivided losses) of not less than Two Hundred Fifty Million Dollars ($250,000,000.00), and (5) having a commercial paper rating of A-1 (or then equivalent) from Standard & Poor’s Corporation or P- I (or then equivalent) from Moody’s Investors Service, Inc. and otherwise reasonably acceptable to Landlord (collectively “Bank Criteria”); (iv) be payable in full or partial draws upon presentation of the following to the issuer of the Letter of Credit: (X) a letter on Landlord’s letterhead stating that Landlord is entitled to the Letter of Credit proceeds; and (Y) a copy of the Letter of Credit; (v) provide that the documentation to be supplied by Landlord in connection with any draw may be presented to the issuer in an electronic format; (vi) be made expressly transferable and assignable (without condition of payment by Tenant, Landlord or any transferee thereof) by Landlord from time to time under this Lease, to any assignee of Landlord’s interest in this Lease, any Mortgagee, or any receiver of such Landlord (it being agreed that the Letter of Credit shall be delivered only to any such persons or entities); and (vii) subject to Section 11.2(c) below, include an “evergreen” provision which provides that the Letter of Credit shall be automatically renewed on an annual basis, such that the Letter of Credit remains in effect through the period required by Article 1 of this Lease.  In the event a replacement Letter of Credit is issued at any time during the term by a bank other than the initially approved bank, such replacement Letter of Credit shall be issued by a bank which satisfies the Bank Criteria. Tenant expressly waives any right it might otherwise have to prevent Landlord from drawing on the Letter of Credit, and agrees that an action for damages (and not injunctive or other equitable relief) shall be Tenant’s sole and exclusive remedy in the event Tenant disputes Landlord’s claim to any such amounts which are the basis for Landlord’s draw upon the Letter of Credit.

(b)           Landlord shall not be required to maintain the proceeds of any draw upon the Letter of Credit in a separate account and, except for any minimum amount of interest that may be required by applicable Legal Requirements pertaining to commercial leases, Tenant shall not be entitled to interest thereon. In no event shall the Security Deposit be considered an advance payment of Rent, nor shall Tenant be entitled to use the Security Deposit for the payment of Rent.  If there shall be any default by Tenant under this Lease, then Landlord shall have the immediate right, but not the obligation, with or without prior notice to Tenant, to draw upon the Letter of Credit and use and apply any portion of the proceeds (a) for the payment of any Base Rent, Additional Rent or any other sum as to which Tenant is in default; (b) for the payment of any amount Landlord may spend or become obligated to spend by reason of Tenant’s default; or (c) as compensation to Landlord for any losses incurred by reason of Tenant’s default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises).  If any portion of the Security Deposit is so used or applied, then within seven (7) business days after Landlord’s notice to Tenant of such use or application, Tenant shall cause the issuing bank to restore the Letter of Credit to its original amount as set forth in Article I, and Tenant’s failure to do so shall constitute an Event of Default under this Lease.  Landlord shall also have the immediate right to draw upon the Letter of Credit if the issuing bank fails, at any time, to continue to comply with the Bank Criteria, in which case Landlord may retain the cash proceeds of the Letter of Credit.  Within approximately thirty (30) days after the later to occur of the expiration or earlier termination of the Term, or Tenant’s vacating and surrendering the Premises in the condition required hereunder, Landlord shall return the Letter of Credit to Tenant, less the proceeds of any draw Landlord shall have made thereon in order to satisfy any of Tenant’s obligations as provided hereunder.

(c)           If despite Tenant’s best efforts, Tenant is unable to provide an “evergreen” Letter of Credit as required by clause “(viii)” of Section 11.2(a) above, then the Letter of Credit shall expire no earlier than twelve (12) months after issuance, and all subsequent replacement Letters of Credit shall expire no earlier than twelve (12) months from the expiration date of the then outstanding and expiring Letter of Credit, or if earlier, the time provided in Article 1.  Tenant shall ensure that at all times during the Term of this Lease and for thirty (30) days after the Expiration Date, Landlord shall be in possession of an unexpired Letter of Credit in the amount required hereunder.  During the Term, Tenant shall deliver a replacement Letter of Credit to Landlord no later than thirty (30) days prior to the expiration date of the then outstanding and expiring Letter of Credit; provided, however, that the replacement letter of credit shall not be required to have an effective date earlier than the expiration date of the then existing Letter of Credit (it being the intent that Tenant not be required to have two outstanding Letters of Credit at any one time).  Failure by Tenant to deliver any replacement Letter of Credit as required above shall entitle Landlord to immediately draw upon the outstanding Letter of Credit, and to retain the entire proceeds thereof for application as the Security Deposit under this Lease pursuant to Section 11.2(d) below (provided that Tenant shall thereafter continue to have the right to substitute a Letter of Credit for such cash Security Deposit then being held by Landlord, in accordance with the requirements of this Section 11.2).

(d)           In the event Landlord draws upon the Letter of Credit and as a result thereof Landlord, at any time thereafter, is holding a cash Security Deposit in lieu of all or any portion of the Letter of Credit, then such cash Security Deposit shall be held in accordance with the provisions of Section 11.1 above, and within five (5) business days after such draw Tenant may, at Tenant’s option, provide Landlord with a replacement Letter of Credit in the full amount of the Letter of Credit portion of the Security Deposit, at which time Landlord shall return to Tenant any cash Security Deposit then held by Landlord in lieu of all or any portion of the Letter of Credit.  Tenant shall also have the right, at all times that Landlord is holding the cash portion of the Security Deposit, to substitute a Letter of Credit therefor.

(e)           Upon request of Landlord or any prospective purchaser or Mortgagee of the Building, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding, so that the amended or new Letter of Credit reflects the name of the new owner and/or Mortgagee of the Building.

11.3         Nothing herein shall be construed to limit the amount of damages recoverable by Landlord, it being specifically agreed that the Security Deposit (whether in the form of cash or the Letter of Credit) shall not be deemed liquidated damages in the event of a default by Tenant under this Lease, nor shall anything herein limit any other remedy Landlord may have in addition to the right to apply all or any portion of the cash Security Deposit, (or to draw down upon the Letter of Credit, as applicable).  Tenant shall not assign, pledge or encumber or attempt to assign, pledge or encumber any portion of the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, pledge or encumbrance, or any such attempted assignment, pledge or encumbrance.

11.4         If Landlord transfers the cash Security Deposit or Letter of Credit to any purchaser or other transferee of Landlord’s interest in the Building, then Tenant shall look only to such purchaser or transferee for the return thereof, and Landlord shall be released from all liability to Tenant for the return of such Security Deposit or Letter of Credit.

ARTICLE XII
LANDLORD’S INSPECTION OF AND ACCESS TO THE PREMISES

12.1         Tenant shall permit Landlord and Landlord’s Agents to enter the Premises at all reasonable times, upon reasonable advance notice (except in case of emergency in which case no notice shall be required): (i) to examine, inspect or protect the Premises and the Building; (ii) to make such alterations (using commercially reasonable efforts not to interfere with Tenant’s use or enjoyment of the Premises or materially altering the size or layout, or altering the useable square footage of the Premises) and/or repairs as in the reasonable judgment of Landlord may be deemed necessary or desirable; (iii) to exhibit the same to brokers, prospective tenants (during the last 12 months of the term) or purchasers, lenders, and others; (iv) if Tenant vacates the Premises prior to the Expiration Date, to make alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligation to pay all Rent due under this Lease through the Expiration Date; and (v) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to perform such work as is required to preserve the walls of the Building and to preserve the Land from injury or damage and to support such walls and land by proper foundations.  Landlord shall be allowed to take all material into and upon the Premises that may be required for such repairs or alterations or otherwise.  Except in the event of an emergency, Landlord shall endeavor to minimize disruption to Tenant’s normal business operations in the Premises in connection with any such entry.  Any such entry pursuant to this Article XII shall not be deemed to constitute an eviction of Tenant in whole or in part, and the Base Rent and Additional Rent payable under this Lease shall not abate during any such entry. Landlord shall have no liability to Tenant for any inconvenience or interruptions caused by the making of such repairs or alterations, or by such entry by Landlord or Landlord’s Agents pursuant to any provision of this Lease.  Nothing in this Section 12 shall be construed to impose upon Landlord any greater or additional obligations to inspect, maintain or repair the Premises beyond those specific obligations expressly imposed upon Landlord pursuant to this Lease.

ARTICLE XIII
INSURANCE

13.1         (a)           Throughout the Term, Tenant shall obtain and maintain the following insurance:

(1)           commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the indemnity obligations assumed by Tenant under this Lease, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, in minimum amounts of not less than Three Million Dollars ($3,000,000) combined single limit per occurrence, per location with a Five Million Dollar ($5,000,000) annual aggregate;

(2)           all-risk property insurance covering all perils and contingencies as may be reasonably required by Landlord or its Mortgagee, including, in all events, coverage for fire, lightning, windstorm, hail, explosion, terrorism, vandalism and malicious mischief, riot and civil commotion, and smoke, with a replacement cost endorsement insuring one hundred (100%) percent of the replacement cost of all Alterations and other improvements made by or on behalf of Tenant and all contents of the Premises (including, without limitation, Tenant’s trade fixtures and other personal property);

(3)           comprehensive automobile liability insurance (covering all owned, non-owned and hired vehicles), in an amount of not less than One Million Dollars ($1,000,000) for each accident;

(4)           worker’s compensation insurance, in minimum limits as required by the State of New Jersey (as the same may be amended from time to time), for all employees of Tenant engaged in any work on or about the Premises;

(5)           employer’s liability insurance, in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee, (or such greater amount as may be mandated by Legal Requirements), for all employees of Tenant engaged in any work on or about the Premises;

(6)           in amplification of the insurance requirements relating to Alterations set forth in Section 9.2 above, but without limitation thereof, for any period during which construction is being performed by or on behalf of Tenant in or about the Premises, builder’s all-risk insurance (completed value non-reporting form), covering all perils and contingencies as may be reasonably required by Landlord or its Mortgagee, including, in all events, coverage for vandalism and malicious mischief with a replacement cost endorsement; and

(7)           if Tenant shall use the Premises for entertaining or for any other social function (including parties and/or receptions for clients, customers, employees and/or others) at which any alcoholic beverages are served, Tenant shall obtain an endorsement to its policy of commercial general liability insurance (if such coverage is not already provided by such policy) providing host liquor liability coverage of not less than One Million Dollars ($1,000,000) for bodily injury and property damage liability in anyone occurrence and, if Tenant shall have contracted with a third party to serve such alcoholic beverages, Tenant shall also cause such third party to obtain an endorsement to its policy of commercial general liability insurance (if such coverage is not already provided by such policy) providing liquor liability coverage of not less than One Million Dollars ($1,000,000) for bodily injury and property damage liability in anyone occurrence; provided, however, that nothing contained in this Section 13.1(a)(8) shall be construed to permit Tenant to use the Premises for any use or purpose other than the Permitted Use.

(b)           All insurance required hereunder to be carried by Tenant shall: (i) be issued by companies that are licensed to do business in the State of New Jersey and have been approved in advance by Landlord, and each such company shall have a rating from A.M. Best Company, Inc. (or a comparable successor rating company if A.M. Best Company, Inc. discontinues publishing Best’s Insurance Guide) of “A” or higher and a financial size of “X” or higher; (ii) name Landlord, the managing agent of the Building and any Mortgagee as additional insureds and/or loss payees (as applicable); (iii) be reasonably acceptable in form and content to Landlord; (iv) be primary and non-contributory; (v) contain an endorsement for cross liability and severability of interests; (vi) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer giving Landlord and all other additional insureds or loss payees (as the case may be) thirty (30) days’ prior notice by certified mail, return receipt requested, of such proposed action; and (vii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not.  Any such policy may contain a deductible provision in an amount not to exceed $10,000 (and Tenant shall, and hereby agrees to, indemnify, defend, and hold Landlord and Landlord’s Agents harmless from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses [including litigation costs and attorneys’ fees] beginning with the first dollar, whenever such deductible applies to a claim).  Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

(c)           Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts and/or different types of insurance if: (i) it becomes customary for landlords of first-class office buildings of the type and quality located in the Geographic Area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types; or (ii) any such change is reasonably required by a Mortgagee.

(d)           Tenant shall deliver certificate(s) of all such insurance and paid receipts therefor to Landlord prior to the earlier of: (i) the Commencement Date; or (ii) Tenant’s first entry onto the Premises for any reason, and thereafter, not less than thirty (30) days prior to the expiration of any such policy (and, upon Landlord’s request, Tenant shall promptly deliver copies of all insurance policies, including endorsements and declarations thereto).

(e)           Tenant shall give Landlord immediate notice in case of fire, theft or accident in the Premises, and in the case of fire, theft or accident in the Building, if involving Tenant or Tenant’s Agents.

(f)            Tenant shall secure an appropriate clause, or an endorsement upon all applicable policies of insurance, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim Tenant may have against said third party.  Such waiver shall in all events extend to Landlord and Landlord’s Agents.  Subject to the foregoing sentence, and insofar as may be permitted by the terms of the insurance policies carried by it, and notwithstanding any provision of this Lease to the contrary, Tenant hereby releases Landlord and Landlord’s Agents with respect to any claim Tenant may have against Landlord or Landlord’s Agents which is insured against under any insurance policy that Tenant carries, or would be insured against if Tenant carried the insurance required pursuant to this Lease (whether or not Tenant is, in fact then carrying such required insurance), regardless of whether the act or omission of Landlord or Landlord’s Agents caused or contributed to such loss.  In the event Tenant is a self-insurer or maintains a deductible, then Tenant hereby releases Landlord and Landlord’s Agents from any liability arising from any event which would have been covered had the required insurance been obtained and/or the deductible not been maintained.  In no event shall the foregoing be deemed to imply that Tenant may self-insure and/or maintain a deductible in excess of $10,000 with respect to any insurance required hereunder.

(g)           In the event Tenant fails to maintain any of the insurance required hereunder, Landlord shall have the right, but not the obligation, without waiving any other rights to which it may be entitled as a result of such default, to obtain any or all of such insurance for the account of Tenant, and in such case Tenant shall reimburse Landlord for the cost thereof, as Additional Rent, within ten (10) days after receipt of Landlord’s bill therefor.

13.2         Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Property which will in any way increase the rate of fire insurance or other insurance on the Property.  If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay to Landlord as Additional Rent within ten (10) days of receipt of an invoice therefor, the amount of such increase.  The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.  The foregoing provisions of this Section 13.2 shall not be construed as a grant to Tenant to utilize any portions of the Building outside of the Premises, or to utilize the Premises for any use or purpose other than the Permitted Use.

13.3         Landlord agrees to carry and maintain property insurance covering fire and other casualties normally covered by a standard “special form” policy, with respect to the Property (including the Tenant Improvement Work) in an amount deemed prudent by Landlord or its Mortgagee, but in any event not less than the amount required by its insurance company to avoid the application of any co-insurance provision.  Landlord shall secure a waiver of subrogation endorsement from its insurance carrier with respect to such all-risk property coverage.  Subject to the foregoing sentence, and insofar as may be permitted by the terms of the insurance policies carried by it, and notwithstanding any provision of this Lease to the contrary, Landlord hereby releases Tenant and Tenant’s Agents with respect to any claim Tenant may have against Landlord or Landlord’s Agents which is insured against under Landlord’s property all-risk insurance policy, or would be insured against by such policy if Landlord carried such all-risk property insurance (whether or not Landlord is, in fact then carrying such required insurance), regardless of whether the act or omission of Tenant or Tenant’s Agents caused or contributed to such loss.  In the event Landlord is a self-insurer or maintains a deductible, then Landlord hereby releases Tenant and Tenant ‘s Agents from any liability arising from any event which would have been covered had the required insurance been obtained.  Landlord also agrees to carry and maintain (or cause to be carried and maintained) commercial general liability insurance with respect to the Common Areas in limits Landlord or its Mortgagee reasonably deems appropriate, but in no event with limits less than required for Tenant pursuant to Section 13.1(a)(1) herein.

ARTICLE XIV
SERVICES AND UTILITIES

14.1         Landlord agrees to furnish:

(a)           heating, ventilating and air conditioning to the Premises and interior Common Areas during Building Hours (except on Building Holidays) in the seasons when, as the case may be, air conditioning or heating is required, in accordance with Exhibit G attached hereto;

(b)           janitorial service to the Premises Mondays through Fridays, excluding Building Holidays, in accordance with the specifications contained in Exhibit E attached hereto and made a part hereof;

(c)           hot and cold water in public restrooms, water fountains and convenience kitchens for employee use only for ordinary drinking and lavatory purposes;

(d)           electricity to the Premises as and to the extent provided in Section 14.5 below;

(e)           maintenance of the Building sprinkler system;

(f)            general Building administration; and

(g)           elevator service to the floor(s) of the Building on which the Premises is located (with at least one [1] elevator in operation at all times).

In addition, Landlord will otherwise operate, maintain, repair and clean (or cause to be operated, maintained, repaired and cleaned) the Common Areas in reasonably good order and condition consistent with first class office buildings in the Geographic Area, including, but not limited to, (i) parking lot cleaning, repair and snow removal from parking areas and sidewalks; and (ii) maintenance of exterior landscaping.  All costs incurred by Landlord in furnishing the foregoing services shall be included in Operating Charges (except for the cost of providing electric service to the Premises, which is addressed in Section 14.5 below).

14.2         If Tenant requires air-conditioning or heating beyond Building Hours, Landlord will furnish same, provided Tenant gives Landlord sufficient advance notice of the need therefor and Tenant agrees to pay, in each instance of after-hours service, an “After-Hours HVAC Charge” which, as of the date hereof, is the fixed, agreed-upon sum of Sixty and 00/100 Dollars ($60.00) per hour, without proration for partial hours of service, subject to increase by Landlord to reflect actual increases in electric cost of providing such after hours HVAC.  Notwithstanding the foregoing, Tenant shall be entitled to request from Landlord up to forty (40) hours per Lease Year (without proration for partial hours of service) of “After-Hours HVAC” for the Premises without charge, subject to the terms and conditions of this Section 14.2.

14.3         Tenant shall reimburse Landlord for the cost of removing from the Premises and the Building any excess refuse and rubbish generated or otherwise disposed of by Tenant (i.e., refuse and rubbish removal beyond the scope of refuse and rubbish removal included in the janitorial specifications set forth on Exhibit E), as well as the cost of removing any carpet stains not otherwise addressed in the janitorial specifications, and Tenant shall pay, as Additional Rent, all bills therefor when rendered.

14.4         Notwithstanding anything to the contrary contained herein, Landlord and Landlord’s Agents shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord’s consent), or due to any impact that furniture, equipment, machinery or millwork within the Premises may have upon the delivery of heat or air-conditioning (as applicable) to the Premises, or due to an excessive occupancy load of the Premises pursuant to the limitations set forth in Exhibit G attached hereto, or due to events beyond the control of Landlord, nor shall Landlord or Landlord’s Agents shall have any liability for failure to supply any utilities or other services hereunder when prevented from doing so by strikes, repairs, alterations or improvements or by reason of the failure of the utility company servicing the Building to furnish any such utility, or by order or regulation of any Legal Requirement or Insurance Requirement, or for any cause beyond Landlord’s control, nor shall any such failure be deemed a constructive eviction of Tenant, or constitute a breach of any implied warranty, or entitle Tenant to any abatement of Rent or otherwise effect Tenant’s obligations hereunder.

14.5         (a)           Subject to the provisions of this Section 14.5, Landlord shall redistribute electric energy to service the Premises.  Landlord’s obligation to supply electric power to the

Premises is limited ordinary lighting and electric office equipment usage and for no other uses or purposes (“Tenant Electric”).  Tenant shall pay to Landlord as Additional Rent, within ten (10) days of receipt of a bill therefor, the charges for Tenant Electric.  The term “Electric Rates” shall be deemed to mean the rates for the comparable usage charged by the public utility company furnishing electrical energy to the Building, including but not limited to any charges or surcharges incurred or taxes payable by Landlord in connection therewith or increase or decrease thereof by reason of fuel adjustment or any substitutions for such Electric Rates or additions thereto, but in all events giving Tenant the benefit of any reduced rate, discount, credit or other benefits provided to Landlord for the Property.

(b)           Tenant shall make no alterations (other than replacements) or additions to the electrical equipment or appliances other than in the ordinary course of business without notifying Landlord in each instance.

(c)           In no event shall Landlord be liable for any business interruption suffered by Tenant.  Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installation. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, shall be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord shall also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

(d)           [Intentionally Omitted]

(e)           Notwithstanding anything contained herein to the contrary, Landlord shall, at Landlord’s cost and expense, to install a separate submeter or check meter to measure electrical consumption to the Premises for lighting and equipment purposes, and Tenant shall pay 103% of the meter charges based upon the Electric Rates for said consumption.

(f)            Landlord shall not be liable to Tenant in any way for any loss, damage, or expense incurred or sustained by Tenant (including any business interruption losses) as a result of any failure, defect or change in the quantity or quality of electric energy or other utility or service available for redistribution to the Premises, nor for any interruption in the supply thereof, and Tenant agrees that such service may be interrupted for inspection, repairs and replacement for reasonable periods on reasonable advance notice to Tenant, and in the event of emergencies without notice to Tenant.

(g)           Such electric power will be furnished to Tenant by means of existing Building panel boards, feeders, risers, wiring and other equipment.  No individual piece of equipment or any type of fixture requiring special wiring or electric power in excess of 1600 amps at 277/480 volts, or otherwise exceeding Building capacity shall be installed, maintained or operated by Tenant without Landlord’s consent. In addition, the use of electricity in the Premises shall not exceed the capacity of the existing feeders and risers to, or wiring in, the Premises without Landlord’s consent.  Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord (along with any related alterations, repairs or expenses), at Tenant’s expense, but only if Landlord determines, in its sole judgment, that the same are necessary and that same would not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants or occupants in the Building.  To Landlord’s knowledge, all existing Building panel boards, feeders, risers, wiring and other electrical equipment are in working condition.

(h)           Tenant shall not install, maintain or operate in the Premises electrical equipment or fixtures whose total electrical connected load exceeds the Maximum Connected Load without making a written request for Landlord’s prior written consent thereto.  If Landlord consents to the installation of electrical fixtures or equipment in excess of the Maximum Connected Load, Tenant’s use of such fixtures or equipment shall be deemed to have commenced as of the date of Landlord’s consent thereto, and any additional costs incurred by Landlord as a result of such excess usage (as determined by an electrical survey to be performed by Landlord at Tenant’s sole cost and expense) shall be paid by Tenant as Additional Rent, as billed.  Such Additional Rent shall be paid until the particular equipment or fixtures have been removed, Tenant has advised Landlord of such removal, and such removal is verified by Landlord or its independent utility rate auditor or engineer, at Tenant’s expense.  In no event, however, shall Landlord be obligated to increase the existing electrical capacity of any portion of the Building’s electrical system, nor to provide any additional wiring or capacity to meet Tenant’s additional requirements.

(i)            If any tax is imposed upon Landlord subsequent to the date hereof with respect to electrical energy furnished as a service to Tenant by any federal, state or municipal authority then, unless prohibited by law or by any governmental authority having jurisdiction thereof, Tenant shall pay to Landlord, on demand, Tenant’s Proportionate Share of such taxes.

14.6         (a)           Tenant acknowledges that Landlord shall be entitled to engage any electricity service provider Landlord selects in its sole discretion with respect to electricity and other utility service in the Building and/or the Property, and Tenant shall not dispute Landlord’s selection of any such service provider.  Tenant agrees that Landlord reserves the right, at any time and from time to time during the Term, to contract for utility services from a different company or companies, other than the present utility providers heretofore selected, provided that such change shall be without cost to Tenant and electrical service to the Premises shall not be unreasonably interrupted.

(b)           Tenant further agrees, notwithstanding the foregoing, that Landlord reserves the right to terminate the redistribution of electricity, other utilities or any telecommunications service to the Premises at any time (but the foregoing shall not in any way be deemed a representation that Landlord will provide any other utilities or telecommunications services, except to the extent expressly set forth herein), upon ninety (90) days’ written notice to Tenant, in which event Tenant shall, in accordance with the provisions of this Section 14.6, make application directly to the utility company servicing the Building for Tenant’s entire separate supply of electricity or other utility or the affected telecommunications service.  Upon the expiration of the aforesaid ninety (90) day period, Landlord may discontinue furnishing electric current, such other utility or the applicable telecommunications service to the Premises, unless

Tenant is unable to secure replacement service, in which event Landlord shall continue such service until Tenant is able to secure replacement service. In the event (i) Landlord elects to terminate its redistribution of electricity, such other utility or any telecommunications service to the Premises; or (ii) applicable Legal Requirements require commercial building owners to permit tenants of their facilities to utilize an alternative provider for any of the foregoing utilities or telecommunications services (an “ASP”) and Tenant so elects to utilize an ASP, rather than the utility company that is then servicing the Premises, then in either such case, no such ASP shall be permitted to provide service to Tenant or to install lines or other equipment without obtaining the prior written consent of Landlord. Landlord’s consent under this Section 14.6 shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, as to the suitability or competence of an ASP.  Landlord may withhold its consent to a proposed ASP if, in the reasonable exercise of its judgment, Landlord determines that any of the following conditions have not been met:

(1)           Landlord shall incur no expense whatsoever in connection with any aspect of an ASP’s provision of its services, including, without limitation, the cost of installation, service and materials, and the ASP agrees in writing to indemnify, defend and hold Landlord and Landlord’s Agents harmless in connection therewith, as more fully set forth in paragraph (6) below;

(2)           Prior to commencement of any work in the Premises or the Building by an ASP, the ASP shall supply Landlord with verification satisfactory to Landlord that the ASP is properly insured, and financially capable of covering any uninsured damage;

(3)           Prior to commencement of any work in the Premises or the Building by an ASP, the ASP shall agree in writing to abide by any rules or regulations as are reasonably determined by Landlord to be necessary to protect the Premises and the Building;

(4)           Landlord reasonably determines that there is sufficient unreserved space in the Common Areas of the Building for the placement of all the ASP’s equipment and materials, including, without limitation, the electricity risers;

(5)           The ASP is licensed in the State of New Jersey and, in Landlord’s reasonable judgment, is a reputable utility provider;

(6)           The ASP agrees, in a license agreement executed by the ASP and Landlord: (x) to compensate Landlord in a commercially reasonable amount determined by Landlord, for all space used in the Building for storage and maintenance of the ASP’s equipment (the “ASP Space”), and for all reasonable costs incurred by Landlord in connection with the ASP, including but not limited to arranging access by the ASP’s personnel and security for the ASP’s equipment; (y) that at Landlord’s request, upon termination of the license agreement, the ASP will remove all of the its equipment and materials from the affected portions of the Building; and (z) to indemnity, defend and hold harmless Landlord and Landlord’s Agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys’ fees) based on, arising out of or in any way relating to (directly or indirectly, in whole or in part) its provision of services as aforesaid, such indemnification obligation to survive the expiration or earlier termination of this Lease;

(7)           The ASP agrees that Landlord shall have the right to supervise the ASP’s performance of any work in the Building, including but not limited to, any installations or repairs; and

(8)           The ASP agrees that Landlord shall have the right to enter the ASP Space at any time for any of the purposes referenced in Section 12.1 of this Lease (it being understood, however, that such right of entry shall not be construed as imposing upon Landlord any obligation to inspect, maintain or repair the ASP Space).

(c)           Notwithstanding anything contained in this Lease, Tenant agrees that to the extent service by the ASP is interrupted, curtailed, or discontinued for whatever reason, Landlord shall have no obligation or liability with respect thereto.

(d)           Tenant shall indemnify, defend, and hold harmless Landlord and Landlord’s Agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys’ fees) against Landlord or Landlord’s Agents based on, arising out of or in any way relating to, either directly or indirectly, in whole or in part, Tenant’s utilization of an ASP or any acts or omissions of the ASP (such indemnification to be in addition to, and not in lieu of, any indemnification obligation provided by the ASP pursuant to Section 14.6(b)(6) above, or as provided in Section 15.2 hereof). Tenant’s indemnification obligations set forth herein shall survive the expiration or earlier termination of this Lease.

14.7         If Tenant uses machines or equipment (other than standard office equipment) in the Premises which affect the temperature otherwise maintained by the air-conditioning system, or which otherwise overload any utility, Landlord may, following notice to Tenant and Tenant’s failure to remove such machines or equipment within five (5) days of such notice, install supplemental air conditioning units or other supplemental equipment in the Premises and the cost thereof, including installation, of such equipment, meters to measure such excess consumption, the cost of the utilities consumed thereby as indicated on such meters, and the cost of operation, use and maintenance of such equipment, plus an administrative fee equal to three percent (3%) of the cost thereof, shall be paid by Tenant, as Additional Rent, upon demand.

14.8         So long as Tenant’s use of water in the Premises does not, in Landlord’s reasonable opinion, exceed that normally consumed in office settings for ordinary drinking and lavatory purposes, the cost and expense of water shall be included in Operating Charges.  However, in the event Tenant’s use of water in the Premises exceeds, in Landlord’s reasonable opinion, that normally consumed in office settings for ordinary drinking and lavatory purposes, Landlord shall have the right to either: (i) install and maintain, at Tenant’s sole cost and expense, water meters which measure Tenant’s water consumption in the Premises; (ii) reasonably estimate the amount of such excess consumption by Tenant; or (iii) engage the services, at Tenant’s sole cost and expense, of an independent utility rate auditor or engineer selected by Landlord, to perform a confirmatory water survey of the Premises; and in any such case, Tenant shall pay to Landlord, as Additional Rent within ten (10) days of receipt of a bill therefor, all charges incurred as a result thereof, whether for water consumption in excess of normal office consumption for ordinary drinking and lavatory purposes, equipment maintenance or the services of any such utility engineer.

14.9         Landlord agrees to operate or arrange for the operation by a third party vendor for such period during the during the term as Landlord continue to occupy a portion of the Building, a food and beverage service or concession as a Building amenity within the Building (the “Food Service”).  The Food Service shall be made available to Tenant during such hours on such days as maintained by Landlord for its own employees in the Building.  Tenant acknowledges that Landlord shall have the sole and exclusive authority in all decisions regarding the selection of menu items, pricing and outside vendors to operate and maintain the Food Service.  In the event that the common area utilized for provision of the Food Service is converted to a non-common area by Landlord and is subsequently utilized as additional rentable square footage, then the rentable square footage of the Premises and Tenant’s Proportionate Share shall be reduced accordingly, as determined in the reasonable discretion of Landlord.

14.10       Landlord shall not be obligated to provide any utility or service, except as specifically set forth in this Lease.  Notwithstanding the foregoing, Landlord may, although under no obligation to do so, elect to offer additional services to the Building.  Any and all costs associated with the implementation and continued provision by Landlord of any such additional services shall not be included in Operating Charges, but if Tenant elects to receive such additional service shall be charged as Additional Rent to Tenant in accordance with the Building standards implemented by Landlord.

14.11       In the event that the HVAC system, electricity, water, sewer or elevator services provided to the Premises shall cease or be interrupted so as to render the Premises or any material portion thereof untenantable for the uses permitted under this Lease and thereby prevents Tenant from (and Tenant, in fact ceases) conducting its business operations therein and such cessation or interruption has not resulted from a failure by Tenant to perform any of its obligations hereunder, and such interruption or cessation results from a cause which is within the Landlord’s reasonable control to remedy (such as repair to the Building Systems), then if such cessation or interruption continues for ten (10) consecutive days after Landlord receives notice of said cessation or interruption from Tenant and Landlord has not commenced and diligently pursued the necessary repairs thereto, then Tenant, upon prior written notice to Landlord identifying its exercise of its rights under this Section 14.11, shall be entitled to make such repairs or replacements as are necessary to restore said services to the Premises and Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant in making such repairs or replacement within thirty (30) days of written demand therefore by Tenant.

14.12       In the event that the HVAC system, electricity, water, sewer or all passenger elevator service provided to the Premises shall cease or be interrupted and such interruption renders the Premises or any material portion thereof untenantable for the uses permitted under this Lease and thereby prevents Tenant from (and Tenant, in fact ceases) conducting its business operations therein and such cessation or interruption has not resulted from a failure by Tenant to perform any of its obligations hereunder, then if such cessation or interruption and the resulting untenantability continues for a period of ten (10) consecutive days after Tenant gives Landlord notice of said interruption or cessation, then Tenant shall be entitled to an appropriate abatement of rent from the tenth (10th) day after said notice is received until the service is restored and the Premises or applicable portion thereof rendered tenantable.  Landlord shall use commercially reasonable efforts not to interfere with the provision of any services to the Premises during any material rehabilitation or renovation of the Building (other than the Premises) performed by or on behalf of Landlord.

14.13       Tenant shall have the right, with the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed, to employ outside caterers for Tenant’s employee holiday parties and related functions, provided Tenant and said outside caterers comply with all necessary terms, conditions, rules and regulations contained in this Lease and otherwise promulgated by Landlord in connection with Landlord’s consent thereto.

14.14       Tenant shall have the right to connect to the backup generator that services the Landlord’s computer room currently located in the garage area of the Building (the “Building Generator”), provided, however, (i) Landlord shall have no obligation to continue the operation of the Building Generator, and may discontinue its use at any time, (ii) for the duration of any period during which Tenant shall have the benefit of the use of the Building Generator, Tenant shall pay within ten (10) days of receipt of invoice from Landlord Tenant’s proportionate share (as reasonably determined by Landlord) of any and all costs and expenses incurred by Landlord in connection with the repair, maintenance and upkeep of the Building Generator, and (iii) Landlord shall have no liability to Tenant for any operational failure of the Building Generator at any time, and Tenant hereby indemnifies and holds Landlord harmless from any and all damages incurred by Tenant in connection with any such operational failure.  Subject to compliance with applicable laws, if the Generator is either removed from the Building by Landlord or no longer made available for Tenant’s use, then Tenant shall have the right to install back-up generator(s) for the exclusive use of Tenant (“Tenant’s Generator”) on the Property in such location as may be approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), in accordance with the provisions of this paragraph.  Tenant shall furnish detailed plans and specifications for each Tenant’s Generator, the associated fuel tank (which shall be located above-ground) or other fuel supply source required for the operation of Tenant’s Generator (“Tenant’s Tank”) and all wires, lines, pipes conduits and other apparatus in connection with Tenant’s Generator to Landlord for its prior approval, which approval shall not be unreasonably withheld, conditioned, or delayed.  Upon approval of Tenant’s plans and specifications, Tenant shall have the right to install Tenant’s Generator and Tenant’s Tank, at Tenant’s expense subject to Landlord’s reasonable supervision.   Landlord shall not charge any supervisory fee, review charge or surcharge in connection with this installation.  Tenant shall comply with all applicable laws in connection with the installation and maintenance of Tenant’s Generator, Tenant’s Tank and all lines, wiring, pipes, conduits, other apparatus in connection therewith and Tenant shall keep the Premises, Building and Land free and clear from liens arising from or related to the installation, maintenance and repair thereof.   Tenant shall be responsible for procuring whatever approvals, licenses or permits may be required for the installation and use of Tenant’s Generator and the related support systems or operation of any equipment served thereby.  Landlord agrees that, at no cost to Landlord, it shall cooperate with Tenant in Tenant’s pursuit of any such approvals, licenses, or permits, which cooperation shall include executing any necessary owner’s consent forms.  Upon termination or expiration of this Lease, Tenant may, at Tenant’s sole option, remove Tenant’s Generator and any fuel tank, in which event Tenant shall repair and restore the Property and Building to a condition comparable to that existing prior to such installation, reasonable wear and tear and events of casualty and condemnation excepted.  Landlord and Tenant shall cooperate in the design and allocation of routing for the Generator or any Tenant’s Generator.

14.15       Landlord and Tenant hereby acknowledge that Landlord currently (i) employs one or more security guards at the Building for the provision of security, and (ii) utilizes an access card system for after-hours entrance into the Building.  The cost of the operation, repair and maintenance of the access card system for the Building is currently not included in the calculation of Operating Charges.  Tenant shall have the right, at its sole cost and expense, to install access card readers in the elevators of the Building restricting access to the Premises (the “Elevator Card Readers”), provided, however, (i) Tenant complies with any and all terms, conditions and requirements of this Lease with respect to Alterations, including, without limitation, those requirements set forth in Article 9 herein, (ii) Tenant shall install such Elevator Card Readers, or cause the installation any such work to be performed during times other than Building Hours, (iii) at the time of such installation Tenant must occupy the entire Premises, and (iv) in the event after such installation in compliance with the terms and conditions of the Lease the Premises shall no longer consist of the entire third floor of the Building, then Tenant shall remove the Elevator Card Reader at Tenant’s sole cost and expense and in accordance with the terms and conditions of this Lease.  In the event the Landlord shall discontinue both the employment of security guards and the use of an access card system at the Building, then Landlord and Tenant shall reasonably cooperate to establish an alternative multi-tenant access system and other appropriate security plans and procedures for the Building as Landlord shall deem reasonably advisable.  Tenant shall pay, as Additional Rent to Landlord in accordance with Article 4 herein, Tenant’s Proportionate Share of any and all costs incurred by Landlord in connection with the operation, maintenance and repair of any multi-tenant access system installed at the Building (including, without limitation, the access card system currently being utilized at the Building), provided, however, that in the event any such multi-tenant access system becomes non-functional and is unable to be repaired, (unless such replacement was necessitated or brought about by any act or omission of Tenant or Tenant’s Agents), Landlord shall be responsible at its sole cost and expense for the replacement of any such multi-tenant access system with either a similar or alternative multi-tenant access system for the Building as determined by Landlord in its sole and absolute discretion.

ARTICLE XV
LIABILITY OF LANDLORD

15.1         Landlord and Landlord’s Agents shall not be liable to Tenant, Tenant’s Agents or any other person or entity for any damage (including any consequential or punitive damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or in any way arising out of any cause whatsoever including, without limitation, the following: repair to any portion of the Premises or the Property; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Property; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the

Premises or the Property from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Property, or from drains, pipes or plumbing fixtures in the Premises or the Property, and except as otherwise provided in this Lease, none of the foregoing shall be deemed a constructive eviction, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Rent or otherwise effect any of Tenant’s obligations hereunder.  Any property placed by Tenant or Tenant’s Agents in or about the Premises or any other portion of the Property, or in any vehicle parked in the Parking Area, shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor.  Any person receiving an article delivered for Tenant shall be acting as Tenant’s agent for such purpose and not as Landlord’s agent.  Notwithstanding the foregoing provisions of this Section 15.1, Landlord shall not be released from liability to Tenant for (a) any breach of this Lease or (b) any physical injury to any natural person or to property (subject to the provisions of Section 13.1(f) hereof) caused by Landlord’s gross negligence or willful misconduct, to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant (whether or not Tenant carries such required insurance); provided, however, that Landlord shall not under any circumstances be liable to Tenant for any consequential or indirect damages.

15.2         Subject to the provisions of Section 13.3, Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys’ fees) suffered by or claimed against them, directly or indirectly, based on or arising out of, or in any way relating to, directly or indirectly, in whole or in part: (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or Tenant’s Agents, or (c) any breach of Tenant’s obligations under this Lease, provided, however, that Tenant shall not be liable to Landlord for any consequential or indirect damages.  Notwithstanding clause “(a)” of this Section 15.2, Landlord shall not be released from liability to Tenant for any physical injury to any natural person or to property (subject to the provisions of Section 13.1(f) hereof) caused by Landlord’s gross negligence or willful misconduct, to the extent such injury is not covered by insurance (i) carried by Tenant or such person, or (ii) required by this Lease to be carried by Tenant (whether or not Tenant carries such required insurance); provided, however, that Landlord shall not under any circumstances be liable to Tenant for any consequential or indirect damages. Tenant’s indemnification obligations set forth herein shall survive the expiration or earlier termination of this Lease.

15.3         Subject to the waiver set forth in Section 13.1(f) and the exceptions set forth in Section 15.1, Landlord hereby indemnifies and holds Tenant harmless from all expenses, costs (including reasonable attorney fees and disbursements), loss, liability and claims based on, arising out of or resulting from any act, omission (where there was a duty to act) or neglect of Landlord, or Landlord’s agents, servants, employees or contractors, excluding any claim for business interruption or consequential damages.

ARTICLE XVI
RULES

16.1         Tenant shall at all times abide by and observe (and shall cause Tenant’s Agents to abide by and observe) the rules specified in Exhibit C, as well as any reasonable new or amended rules that Landlord or the managing agent of the Building may promulgate from time to time for the operation and maintenance of the Property, or that Landlord or the managing agent of the Building may promulgate from time to time for the operation and maintenance of the Building in general), provided that reasonable advance notice of any such new or amended rule is given to Tenant (which notice may be distributed to Tenant at the Premises, notwithstanding anything to the contrary set forth in Section 27.1 below), provided same does not materially increase Tenant’s costs or decrease Tenant’s rights under the Lease.  All rules shall be binding upon Tenant and enforceable by Landlord as if such rules were contained in this Lease.  Landlord shall not enforce any rule in a manner which unreasonably discriminates among similarly situated tenants of the Building.  In the event of any conflict between any such rules and the other terms and provisions of this Lease, the latter shall govern and control the resolution of such conflict.  However, nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce, as against any other tenant, such rules, or the terms, conditions or covenants contained in any other lease, and Landlord shall not be liable to Tenant for the violation of such rules or such terms, conditions or covenants by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees.

ARTICLE XVII
DAMAGE OR DESTRUCTION

17.1         If the Premises is totally or partially damaged or destroyed by fire or other insured casualty, or if the Building is damaged or destroyed by fire or other insured casualty such that Tenant is deprived of reasonable access to the Premises, then, in either such event, but subject to the provisions of this Article XVII, Landlord shall diligently repair and restore such damaged or destroyed portions of the Premises and the Tenant Improvement Work in the Premises, and/or such portions of the Common Areas of the Building as are necessary to restore reasonable access to the Premises, to substantially the same condition the same were in prior to such damage or destruction; provided, however, that if in Landlord’s judgment such repair and restoration cannot be completed within two hundred seventy (270) days from the date of such damage or destruction (taking into account, among other factors, the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans, and issuance of all required governmental permits), then Landlord shall have the right to terminate this Lease by giving Tenant written notice of termination within sixty (60) days after the occurrence of such damage or destruction (“Landlord’s Notice”), which notice shall be effective thirty (30) days after the date thereof.  If Landlord does not elect to terminate the Lease, Landlord’s Notice shall specify whether in Landlord’s judgment, the Premises or those portions of the Building affecting the use and enjoyment of the Premises can be reconstructed within two hundred seventy (270) days from the occurrence of such fire or casualty.  If Landlord’s Notice indicates that such reconstruction of the Premises or those portions of the Building affecting the use and enjoyment of the Premises shall exceed two hundred seventy (270) days and Landlord does not elect to terminate the Lease as provided in Landlord’s Notice, Tenant shall have the right, to be exercised within thirty (30) days after receipt of Landlord’s Notice, to elect, by notice to Landlord, to cancel this Lease (hereinafter called “Tenant’s Notice”).  If (a) Landlord indicates in Landlord’s Notice that the Premises can be restored within two hundred seventy (270) days and the Premises is not restored within such two hundred seventy (270) day period, or (b) Landlord indicates in Landlord’s Notice that it will take a period of time longer than two hundred seventy (270) days to restore the Premises,

Tenant has not previously elected to terminate this Lease and the Premises is not restored within such longer period of time, then this Lease may, at the election of Tenant, be terminated by written notice delivered to Landlord from Tenant at any time after the expiration of the two hundred seventy (270) day period or such longer period, as applicable, which notice shall be effective forty-five (45) days after the giving of such notice; provided, however, that such termination shall only be effective if the Building is not restored by Landlord within such forty-five (45) day period.   If this Lease is terminated pursuant to this Article XVII, then Base Rent and any recurring items of Additional Rent which are determined on a per square foot basis (including but not limited to Operating Charges and Taxes) shall be apportioned (based on the portion of the Premises which is rendered unusable as a direct result of such damage or destruction) and paid to the date of termination.  If this Lease is not so terminated by either Landlord or Tenant as hereinabove permitted, then until Landlord’s repair and restoration of the Premises is substantially complete (or would have been complete but for any delay(s) caused by Tenant or Tenant’s Agents), then to the extent Landlord receives the proceeds of any rent abatement insurance, Tenant shall only be required to pay Base Rent and any recurring items of Additional Rent which are determined on a per square foot basis for the portion of the Premises that is usable while such repair and restoration is being made.  After receipt of all insurance proceeds, Landlord shall proceed with such repair and restoration of the Premises and the Building.  However, Landlord shall not be required to repair or restore any Alterations or any other improvements or contents of the Premises (including, without limitation, Tenant’s trade fixtures and other personal property).

17.2         Notwithstanding the foregoing provisions of Section 17.1, and in addition thereto, (i) Landlord shall also have the right to terminate this Lease if: (1) insurance proceeds payable to Landlord will, in Landlord’s judgment, be insufficient to pay the full cost of such repair and restoration, (2) any Mortgagee fails or refuses to make such insurance proceeds available for such repair and restoration, (3) zoning or other applicable Legal Requirements do not permit such repair and restoration, (4) alteration or reconstruction of fifty percent (50%) or more of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such fire or casualty), (5) there is any substantial loss to the Building that is not covered by insurance policies required to be carried by Landlord herein, (6) more than fifty percent (50%) of the Premises is rendered unusable as a result of such fire or casualty or (7) more than twenty-five percent (25%) of the Premises is rendered unusable as a result of any fire or casualty occurring during the last twenty-four (24) months of the Term, and (ii) Tenant shall also have the right to terminate this Lease if more than fifty percent (50%) of the Premises is rendered unusable as a result of any fire or casualty occurring during the last twelve (12) months of the Term.

17.3         Tenant hereby waives all claims (i) for any damage or injury resulting from any damage or destruction, (ii) for any loss of profits or interruption of business resulting from Tenant’s inability to use and occupy the Premises or any part thereof as a result of any damage or destruction, or (iii) by reason of any required surrender of possession of the Premises pursuant to this Article XVII. Tenant also waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7, and agrees that Tenant will not be relieved of the obligation to pay Rent in case of damage or destruction to the Premises or the Property, except as expressly provided in Section 17.1 above.

ARTICLE XVIII
CONDEMNATION

18.1         If one-third (1/3) or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose, or sold under the threat of a taking or condemnation (collectively, “condemned”), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and Base Rent and any recurring items of Additional Rent which are determined on a per square foot basis shall be apportioned as of such date.  If less than one-third (1/3) of the Premises or the use and occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, and as of the date title vests in such authority, Base Rent, Additional Rent, the number of Parking Spaces, and any other items which are determined on a per square foot basis shall be proportionately reduced, based on the amount of square footage taken from the Premises, in relation to the total square footage in the Premises immediately prior to such condemnation.  Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, whether or not any portion of the Premises is condemned, Landlord shall have the right, following its receipt of notice of such condemnation, to terminate this Lease as of the date title vests in such authority, or on such earlier date selected by Landlord, provided that in no event may Landlord terminate the Lease on less than thirty (30) days’ notice to Tenant.  If twenty (20%) percent or more of the Tenant’s parking allocation (unless alternative parking spaces are provided) is thus taken or sold, Tenant may terminate this Lease by giving written notice thereof to Landlord in which event this Lease shall terminate as of the date when physical possession of such portion of the Property is taken by the condemning authority.

18.2         All awards, damages and other compensation paid or payable on account of such condemnation shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation.  Accordingly, Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation, including, without limitation, any award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the then-unamortized value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

18.3         If all or any portion of the Premises or the Building is condemned temporarily for any public or quasi-public use or purpose (including, without limitation, for any public safety or anti-looting measure), the Term shall not be reduced or affected thereby, and Tenant shall continue to pay Rent without any reduction or abatement and, except to the extent Tenant is prevented from doing so by the direct order of the condemning authority, Tenant shall continue to perform its other obligations hereunder; however, Tenant shall be entitled to receive any award or payment made by the condemning authority as and to the extent such temporary taking impacts Tenant’s use of the Premises.

ARTICLE XIX
DEFAULT

19.1         Each of the following shall constitute an “Event of Default’ hereunder:

(a)           Tenant’s failure to pay when due any Base Rent, Additional Rent or other sum, provided, however, that Tenant shall be afforded, in each instance, a period of five (5) business days following Landlord’s delivery to Tenant of written notice of such failure to pay, in which to fully cure such failure to pay;

(b)           Tenant’s desertion or abandonment of the Premises, or, unless Tenant continues to make timely payment of Base Rent, Additional Rent and all other sums due and payable pursuant to the terms and conditions of this Lease, failure to continuously occupy any substantial portion of the Premises;

(c)           an Event of Bankruptcy as specified in Article XX;

(d)           the dissolution or liquidation of Tenant, Guarantor (if any), or any other person or entity liable for Tenant’s obligations hereunder (including, without limitation, any general partner of Tenant, or, if Tenant is a limited liability company, any member of Tenant [such other person or entity which is liable for Tenant’s obligations hereunder being hereinafter collectively referred to as a “General Partner”]);

(e)           any Environmental Default as specified in Section 25.2, or a default under Section 25.3(a),

(f)            any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Lease in violation of Article VII;

(g)           Tenant’s failure to execute and deliver to Landlord any document required pursuant to the provisions of Sections 21.1, 21.2 and/or 21.3 within the time periods provided therein;

(h)           the submission by Tenant, Guarantor (if any), or any other person or entity liable for Tenant’s obligations hereunder (including, without limitation, a General Partner), either before or after execution hereof, to Landlord of any information that is materially false or misleading (including, without limitation, a financial statement containing any material inaccuracy or omission);

(i)            any breach or default hereunder which according to an express provision of this Lease is an immediate Event of Default under any provision of this Lease;

(j)            Tenant’s failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1, which failure continues for thirty (30) days after Landlord delivers written notice thereof to Tenant, or such shorter period as is appropriate if such failure can reasonably be cured in a shorter period, or such longer period as may be necessary due to circumstances beyond Tenant’s control (i.e., if Tenant is in any way delayed or prevented from performing any such obligation due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any other cause beyond Tenant’s reasonable control [whether similar or dissimilar to the foregoing events]), so long as Tenant begins to cure such default within thirty (30) days or such shorter period of time as is appropriate, promptly notifies Landlord in reasonable detail of any such circumstances beyond Tenant’s control, and thereafter diligently and without interruption prosecutes such cure to completion as quickly as is practicable under the circumstances; or

(k)           any default beyond any applicable notice, cure or grace period by Tenant, Guarantor, (if any), or any affiliate of Tenant or Guarantor (if any) under any other instrument entered into, with or for the benefit of Landlord or any affiliate of Landlord with respect to the Premises or the Building.

19.2         (a)           If an Event of Default shall occur, whether prior to or after the Commencement Date, Landlord shall have the right, at its sole option, to terminate this Lease upon three (3) days’ notice to Tenant. In addition, with or without terminating this Lease, Landlord may re-enter the Premises, terminate Tenant’s right of possession and take possession of the Premises upon three (3) days’ notice to Tenant.  The aforesaid notice provisions of this Section 19.2(a) shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord’s intention to re-enter the Premises or terminate this Lease, to which Tenant would otherwise be entitled at law, in equity or otherwise.  If necessary, Landlord may proceed to recover possession of the Premises under applicable Legal Requirements, or by such other lawful means, including re-entry by force, if necessary.  If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease (other than Landlord’s services as set forth in Section 14.1), without prejudice, however, to Tenant’s liability for all Base Rent, Additional Rent and other sums specified herein.  While any Event of Default is continuing, Landlord shall have the immediate right, at its sole option and regardless of whether or not this Lease and/or Tenant’s right of possession is terminated, to suspend (and after the occurrence of five Events of Default throughout the term of the Lease, permanently to rescind) any unexercised renewal or expansion right contained in this Lease (provided that Landlord shall be entitled to exercise any and all other remedies granted to Landlord hereunder in connection with the occurrence of any single Event of Default under this Lease), and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion, irrespective of the standard for Landlord’s consent or approval in any particular instance as set forth in this Lease.

(b)           If an Event of Default occurs which results in Landlord’s recovering possession of the Premises, Landlord will use reasonable efforts to relet the Premises in order to so mitigate its damages, provided that Landlord shall retain the right, in the exercise of its sole and absolute judgment, to approve any tenant, to lease the Premises in whole, in part(s), or together with other premises in the Building, and to determine the terms and conditions of any leases, including, without limitation, rent, length of term (which may extend beyond the date on which the Term would have expired, but for such Event of Default), and rent concessions and/or construction allowances.  For purposes of this Section 19.2(b), Landlord shall be deemed to have utilized reasonable efforts to mitigate damages resulting from an Event of Default by Tenant if, following such recovery of possession as aforesaid, Landlord shall have listed the Premises with a commercial real estate broker in the Geographic Area having not less than ten (10) years’

experience in commercial real estate.  If it is Landlord’s standard practice to engage the services of an exclusive real estate broker for leasing purposes at the Building, Landlord shall not be required to list the availability of the Premises with any broker other than the exclusive broker for the Building in order to satisfy the “reasonable efforts” reletting standard hereunder, and if it is not Landlord’s standard practice to engage the services of an exclusive real estate broker for leasing purposes at the Building, Landlord shall not be required to list the availability of the Premises with more than one broker in order to satisfy the “reasonable efforts” reletting standard hereunder.  Notwithstanding anything contained herein, Landlord shall not be obligated to display the Premises to prospective tenants if Landlord has other premises available in the Building or at any other location owned by Landlord or its affiliates within the Geographic Area, or to relocate any other tenant in the Building in an effort to enhance its ability to relet the Premises.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting.

(c)           Whether or not this Lease and/or Tenant’s right of possession is terminated or any suit is instituted, Tenant shall be immediately liable for the payment to Landlord of any Base Rent, Additional Rent, damages or other sums which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, court costs, reasonable attorneys’ fees and expenses of litigation) incurred by Landlord in (i) in obtaining possession of the Premises; (ii) in removing and/or storing Tenant’s or any other occupant’s personalty; (iii) in repairing, altering, remodeling or otherwise putting the Premises into such condition which is likely to be acceptable to prospective tenants; (iv) in reletting all or portions of the Premises (including, without limitation, brokerage commissions, costs of tenant finish work, architectural and legal fees, rental concessions, allowances or other inducements granted to the replacement tenant, and costs to prepare and negotiate a new lease agreement(s)); (v) in performing any of Tenant’s obligations which Tenant failed to perform hereunder; (vi) in connection with the then-unamortized portion of any brokerage or similar commissions and fees, rent concessions, fit-up costs and/or construction allowances granted by Landlord in connection with this Lease or the Premises, all of which amounts shall be amortized over the initial Term hereof; and (vii) in pursuit of Landlord’s other rights and remedies hereunder due to such Event of Default, plus any other damages suffered or incurred by Landlord on account or as a consequence of such default by Tenant. In addition to the foregoing sums, which shall, at Landlord’s sole option, either become immediately due and payable by Tenant (in which event a judgment against Tenant and/or any Guarantor in such amount may be filed by Landlord at any time following such Event of Default), or be added to the amount due pursuant to paragraph (1) or (2) below, as applicable, Tenant shall also be liable for additional damages which, at Landlord’s election shall be, at Landlord’s sole option:

(1)           an amount equal to (x) the Base Rent, Additional Rent and other sums due or which would have become due and payable under this Lease from the date of Tenant’s default through the date on which the Term would have expired but for Tenant’s default, minus (y) the amount of rental, if any, which Landlord actually receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the

Term would have expired but for Tenant’s default, it being understood that (A) separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Term), and (B) if Landlord so elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, Additional Rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or
(2)           an amount equal to the sum of (x) all Base Rent, Additional Rent and other sums due or which would be due and payable under this Lease from the date of Tenant’s default through the date on which the Term would have expired but for Tenant’s default, minus (y) any base rent and other customary sums payable as rental which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises and thereafter through the date on which the Term would have expired, but for Tenant’s default.  The amount determined pursuant to this paragraph (2) shall be discounted using a discount factor of four (4%) percent per annum to then present worth, and the resulting amount shall be paid to Landlord in a lump sum on demand. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred.

If Landlord elects to proceed under paragraph (1) above, it may at any time thereafter elect to proceed under paragraph (2) above.  In the event Landlord relets the Premises for a term extending beyond the scheduled expiration of the Term, Tenant shall not be entitled to apply any such base rent, additional rent or other sums generated or projected to be generated by such other premises or the period extending beyond the scheduled expiration of the Term (collectively, the “Extra Rent”) against Landlord’s damages.  Similarly, in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause “(y)” of paragraph (2) above, Tenant shall not take into account the Extra Rent.  The provisions contained in this Section 19.2 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease, it being agreed that in the event of an anticipatory breach, Landlord shall have all rights and remedies set forth in this Section 19.2 or otherwise available at law or in equity.  Nothing herein shall either be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease, or to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount shall be greater than, equal to, or less than the amount determined pursuant to the foregoing provisions of this Section 19.2.  If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Term, then Landlord shall be entitled, and Tenant shall be required, to also take such action upon the termination of Tenant’s right of possession.

19.3         (a)           Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Legal Requirement, as well as any rights it may have under N.J.S.A. 2A:18-60.

(b)           All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any threatened or anticipatory breach of this Lease.  The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy.  No delay or failure by Landlord to exercise any of Landlord’s rights or remedies, or to enforce any of Tenant’s obligations, shall constitute a waiver of any such rights, remedies or obligations.  Landlord and Tenant shall not be deemed to have waived any default by the other party unless such waiver is expressly set forth in a written instrument signed by the non-defaulting party, and no custom or practice which may evolve between Landlord and Tenant in the administration of the terms hereof shall give rise to any waiver by Landlord or Tenant, or otherwise diminish Landlord’s or Tenant’s right to insist upon the defaulting party’s performance in strict accordance with the provisions of this Lease.  If Landlord or Tenant waives in writing any default by the other party, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstance(s) described in such written waiver.

19.4         If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, such compromise or settlement shall not constitute a waiver of the covenant, condition or agreement which is the subject of such compromise or settlement, or a waiver of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder.  If Tenant shall institute proceedings against Landlord and a compromise or settlement thereof shall be made, such compromise or settlement shall not constitute a waiver of the covenant, condition or agreement which is the subject of such compromise or settlement, or a waiver of any other covenant, condition or agreement set forth herein, nor of any of Tenant’s rights hereunder.

19.5         If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant after the expiration of ten (10) days’ notice from Landlord (or such shorter period of time as is provided in any other provision of this Lease, or on no prior notice in the case of any emergency, whether real or apparent), then, in addition to Landlord’s other rights hereunder, Landlord may, but shall not be required to, make such payment or do such act.  The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled as provided herein.  If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at the Default Interest Rate, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute Additional Rent due hereunder and shall be paid within ten (10) days of Landlord’s invoice therefor.  This Section 19.5 is in addition to, and not in lieu of, any specific “self-help” rights Landlord may have elsewhere in this Lease.

ARTICLE XX
BANKRUPTCY

20.1         An “Event of Bankruptcy” is the occurrence with respect to Tenant, Guarantor or a General Partner, of any of the following: (a) such person or entity becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”) or under the insolvency laws of any state (the “Insolvency Laws”); (b) the appointment of a receiver or custodian for any property of such person or entity, or the institution of a foreclosure or attachment action upon any property of such person or entity; (c) the filing by such person or entity of a voluntary petition under the provisions of the Bankruptcy Code or any Insolvency Laws; (d) the filing of an involuntary petition against such person or entity as the subject debtor under the Bankruptcy Code or any Insolvency Laws, which either (i) is not dismissed within sixty (60) days of the filing thereof, or (ii) results in the issuance of an order for relief against the debtor; or (e) such person or entity making or consenting to an assignment for the benefit of creditors or a composition of creditors.

20.2         Upon the occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case in which Tenant is a debtor under the Bankruptcy Code, Landlord’s right to terminate this Lease shall be subject, if and only to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, “Trustee”) to assume or assume and assign this Lease pursuant to the Bankruptcy Code.  After the commencement of such case: (a) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (b) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority to the fullest extent permitted by the Bankruptcy Code.  Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall, upon request, execute and deliver to Landlord an instrument confirming such assumption.  Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for all damages incurred as a result of such defaults, (iii) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee’s assignee, and (iv) complies with all other requirements of the Bankruptcy Code.  If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of such case, then Trustee shall be deemed to have rejected this Lease.  If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX.  Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (2) Trustee must agree that Tenant’s business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first class business operation shall be conducted in the Premises; (3) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (4) Trustee must agree that the assumption or assumption and assignment of this Lease will not violate or affect the rights of other tenants of the Building; (5) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent and recurring items of Additional Rent due for the next six (6) months thereafter, such amount to be held as a security deposit (in addition to, and not in lieu of, the Security Deposit); (6) Trustee must agree to pay, at any time Landlord draws on the security being deposited pursuant to this Article XX, the amount necessary to restore such security to its original amount; (7) Trustee must comply with all duties and obligations of Tenant under this

Lease; and (8) all assurances of future performance specified in the Bankruptcy Code must be satisfied.

ARTICLE XXI
SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

21.1         This Lease is subject and subordinate to the lien, provisions, operation and effect of all Mortgages, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, consolidations, replacements or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any other Mortgage that is superior to such Mortgage) at any time to unilaterally declare this Lease to be superior to such Mortgage.  Landlord represents there is no Mortgage as of the date of this Lease.  Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, within ten (10) business days after request therefor, execute, acknowledge and deliver any reasonable documents confirming such subordination as may be submitted by Landlord or the holder of such Mortgage.  If within five (5) days after a second request therefor which in bolded capital letters expressly so states if such reasonable documents are not delivered by Tenant that such failure shall be considered an Event of Default, then Tenant’s failure to deliver such reasonable documents shall be considered an Event of Default under this Lease.  Notwithstanding the provisions of this Section 21.1, the subordination of this Lease to any future Mortgages shall be conditioned on Landlord’s delivery to Tenant of a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from the holder of such Mortgage utilizing such Mortgagee’s standard form of SNDA (provided that such form is consistent with the provisions of Section 21.2).  Landlord shall have no liability to Tenant if, for any reason whatsoever, Tenant shall not receive an SNDA utilizing such Mortgagee’s standard form of SNDA.  The failure of Tenant to receive an SNDA shall not relieve or release Tenant from any of its obligations under this Lease, but in such event Tenant shall not be obligated to subordinate this Lease and Tenant’s rights hereunder to any Mortgage until and unless it receives said SNDA.  Any and all processing charges customarily assessed by any Mortgagee in connection with any request for, or any granting of an SNDA shall be borne by Tenant.

21.2         Tenant waives the provisions of any law now or hereafter in effect which may give or purport to give Tenant any right to terminate this Lease in the event any foreclosure proceeding is prosecuted or completed, or in the event the Property or any portion thereof or Landlord’s interest therein is transferred to Mortgagee or any other party by foreclosure, by deed in lieu of foreclosure, power of sale or other related proceeding or remedy in connection with Mortgagee’s interest.  Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease.  Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of Base Rent or Additional Rent more than one (1) month in advance to any prior landlord, (b) bound by any termination, amendment or modification of this Lease made without the consent of the Mortgagee existing as of the date of such termination, amendment or modification provided Tenant was notified of the existence of such Mortgagee, (c) liable for damages for any breach, act or omission of any prior landlord, except to the extent is a continuing default after notice of such breach, act or omission from Tenant to the Mortgagee or transferee, (d) bound to return, credit against Tenant’s obligations hereunder, or otherwise account for any security or rental deposit made by Tenant which is not delivered or paid over to such transferee, or (e) subject to any offset, abatement, defense, claim, counterclaim or deduction which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord’s interest under this Lease, such transferee shall agree to perform, in accordance with the terms of this Lease, all obligations of Landlord under this Lease.  Although no instrument or act on the part of Tenant shall be necessary to effectuate such attornment, Tenant shall, nevertheless, execute, acknowledge and deliver any reasonable documents submitted to Tenant confirming such attornment as may be submitted by Landlord or such transferee, subject to the same time periods for deliver as set forth in Section 21.1.  Any such transferee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building.  Nothing in this Lease shall be construed to require Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any such loan.

21.3         If any prospective or current Mortgagee requires modifications to this Lease, then provided such modifications do not adversely affect Tenant’s use of the Premises as herein permitted, and do not increase Tenant’s obligations, decrease Tenant’s rights or reduce Landlord’s obligations hereunder, Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord promptly upon Landlord’s request therefor.

21.4         If: (a) any portion of the Property is at any time subject to a Mortgage, (b) this Lease and the Rent payable hereunder is assigned to the Mortgagee, and (c) Tenant is given notice of such assignment, including the name and address of the assignee, then Tenant shall not exercise any rights it may have to terminate this Lease or to pursue any other remedies for any default on the part of Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to such Mortgagee, specifying the default in reasonable detail, and such Mortgagee shall have a reasonable period of time (but shall not be obligated) to cure such default for and on behalf of Landlord, except that (i) such Mortgagee shall have at least thirty (30) days to cure the default; (ii) if such default cannot be cured with reasonable diligence within thirty (30) days and does not affect the habitability of the Premises and Mortgagee within the thirty (30) days notifies Tenant of its intent to cure, commences such cure and thereafter diligently pursues such cure, such Mortgagee shall have such additional time as may be reasonably necessary to cure the default; and (iii) if the default does not affect the habitability of the Premises and cannot reasonably be cured without such Mortgagee’s having obtained possession of the Building or the Property (as applicable) and Mortgagee promptly institutes and diligently pursues appropriate legal proceedings to obtain possession of the Property, such Mortgagee shall have such additional time as may be reasonably necessary under the circumstances to so obtain possession, and thereafter to cure the default.  Any cure of Landlord’s default by such Mortgagee shall be treated as performance by Landlord.

21.5         At any time and from time to time, upon not less than ten (10) business days’ notice, Tenant or Landlord shall execute, acknowledge and deliver to Landlord or Tenant and/or any other party designated by Landlord or Tenant, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which Rent and any other charges hereunder have been paid; (c) whether or not, to Tenant’s or Landlord’s best knowledge, Landlord or Tenant is in default in the performance of any obligation hereunder and, if so, specifying in reasonable detail the nature of such default; (d) the address to which notices to Tenant or Landlord are to be sent; (e) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying in reasonable detail the incomplete work); (f) that Tenant’s then-current use of the Premises does not involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any Hazardous Materials (as hereinafter defined); and (h) such other matters as Landlord or Tenant may reasonably request.  Any such statement may be relied upon by any owner, Mortgagee, prospective Mortgagee, or prospective purchaser of the Property or any portion thereof, or any other person or entity designated by Landlord.  If within five (5) days after a second request therefor which in bolded capital letters expressly so states if any such statement is not delivered by Tenant or Landlord as the case may be, then all matters contained in such statement as prepared by Landlord or Tenant shall be deemed true and accurate.

ARTICLE XXII
HOLDING OVER; END OF TERM

22.1         If Tenant holds over possession of the Premises beyond the Expiration Date or prior expiration of the Term, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms covenants and conditions of this Lease as a tenant at will except that Tenant agrees that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be a liquidated sum equal to one-twelfth (1/12th) of 150% of the Base Rent and Additional Rent required to be paid by Tenant during the calendar year preceding the Expiration Date or earlier expiration of the Term for the period beyond the Expiration Date or prior expiration of the Term.  The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be extremely substantial, may exceed the amount of the monthly Base Rent and Additional Rent payable hereunder and will be impossible to accurately measure.  If the Premises are not surrendered within thirty (30) days of the Expiration Date or prior expiration of the Term, in addition to the use and occupancy charge set forth above, Tenant shall indemnify and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay.  Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Expiration Date or prior expiration of the Term, and Landlord, upon said Expiration Date or prior expiration of the Term, or at any time thereafter (and notwithstanding that Landlord may accept from Tenant one or more payments called for by this Section 22.1), shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Premises.  The provisions of this Article shall survive the Expiration Date or earlier expiration of the Term.

22.2         Tenant shall suffer no waste or injury to any part of the Premises and shall, upon the Expiration Date or earlier termination of the Term, surrender the Premises in neat and clean order and in a condition equal to or better than the condition of the Premises on the

Commencement Date, except for ordinary wear and tear, casualty damage and repairs for which Landlord is responsible.  If Tenant fails to remove any movable furniture, furnishings, trade fixtures or other personal property as required pursuant to Section 9.6 above, then Landlord shall have the right, but not the obligation, at its sole option to: (i) remove and store all such items at the sole cost of Tenant and without liability on the part of Landlord or Landlord’s Agents; (ii) immediately treat same as the property of Landlord without any payment therefor to Tenant; and/or (iii) dispose of any or all of such property, to the extent permitted by Legal Requirements.  Tenant’s obligations under this Section 22.2 shall survive the Expiration Date or earlier termination of this Lease. Upon the Expiration Date or earlier termination of the Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

ARTICLE XXIII
RIGHTS OF LANDLORD

23.1         In addition to any other rights granted to Landlord by this Lease, and notwithstanding anything contained in this Lease to the contrary, from and after the date hereof Landlord reserves the following rights: (a) to change the street address and name of the Building (provided, however, Landlord agrees not to change the name of the Building to “H&R Block Building” or “Liberty Tax Service Building”); (b) to change the arrangement, dimensions and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other Common Areas, provided that Landlord shall not (1) relocate the passenger elevators as currently constituted in the Building, or (2) structurally and materially alter the dimensions of the lobby or the open atrium of the Building unless required to do so (i) to comply with Legal Requirements, (ii) pursuant to the decisions, or at the direction of any governmental authority, agency or court, or (iii) to protect the structural integrity of the Building; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises; (d) to subdivide the Property or to combine the Land with other lands, provided that, in either case, Tenant shall continue to have access to (i) the internal roadways leading from the Land to any public roadways which are contiguous to the Building (if applicable), and (ii) the Parking Area, if same is located outside of the Land; (e) to grant permitted uses to other tenants and occupants of the Building; (f) to exclusively use and/or lease or license the use of the roof areas and exterior walls of the Building, as well as all Common Areas; (g) to temporarily close the Common Areas or other portions of the Property in order to prevent a public dedication thereof; (h) to relocate any Parking Areas; (i) to construct improvements (including, without limitation, kiosks and parking structures) on the Land; (j) to prohibit smoking in the entire Building or portions thereof (including the Premises) and on the Property, so long as such prohibitions are in accordance with applicable Legal Requirements; and (k) reasonably limit, control or otherwise regulate access to the Building and/or the Land; provided that Tenant shall continue to have reasonable access 24 hours per day, seven days per week, 365 days per year.

ARTICLE XXIV
PARKING

24.1         (a)           During the Term, Tenant shall have the right to use (on a non-exclusive first-come, first-served basis and/or on an exclusive reserved basis as set forth in Article I) the number of Parking Spaces set forth in Article I for the unreserved parking of passenger automobiles in the parking areas on the Land designated from time to time by Landlord for the use of tenants of the Building (the “Parking Area.”).  Landlord shall have no obligation to police or otherwise monitor the use of the Parking Area.

(b)           Tenant shall park and shall cause its employees to park only in the Parking Area.  In order to restrict the use by Tenant’s employees of areas designated or which may be designated by Landlord as handicapped, reserved or restricted parking areas, or for any other business purpose, Tenant agrees that it will, at any time and from time to time as requested by Landlord, furnish Landlord with the owners’ names and the license plate numbers of any vehicle of Tenant and Tenant’s Agents.  Landlord represents that it will not allocated more than 100% of the available parking spaces to tenants in the Building.

24.2         Landlord reserves the right to institute a parking control system, and to reasonably establish and modify or amend rules and regulations governing the use thereof. Landlord shall have the right to revoke a user’s parking privileges in the event such user fails to abide by the rules and regulations governing the use of the Parking Area.  Tenant shall be prohibited from using the Parking Area for purposes other than for parking registered vehicles.  The storage or repair parking of vehicles in the Parking Area is strictly prohibited.  The overnight parking of vehicles in the Parking Area shall be permitted for a reasonable duration of time (in the discretion of Landlord), provided Tenant notifies the facilities or security personnel of the Building of the existence in advance of any such vehicle in the Parking Area.

24.3         Tenant shall not assign or otherwise transfer any Parking Spaces (other than to a permitted assignee of this Lease, or a permitted subtenant of the Premises), and any attempted assignment or other transfer shall be void. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Area and shall at all times abide by all rules and regulations governing the use of the Parking Area promulgated by Landlord or the Parking Area operator (if any).  Landlord reserves the right to temporarily close the Parking Area during periods of unusually inclement weather or for repairs, or to prevent a dedication thereof, and Tenant shall not be entitled to any abatement of Rent or other damages as a result thereof Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the Parking Area, or for any injury sustained by any person in or about the Parking Area.

ARTICLE XXV
ENVIRONMENTAL

25.1         Except for Hazardous Material (as hereinafter defined) contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises without Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (as hereinafter defined) and all requirements of this Lease.  Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the

Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Building of any Environmental Requirement.

25.2         The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of this Lease.  The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material).

25.3         Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its reasonable discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises.  Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires.  If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost.  Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor.  Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements.  Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

25.4         Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Building and loss of rental income from the Building), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Article 25, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Section 25.4 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance.  The obligations of Tenant under this Section 25.4 shall survive any termination of this Lease.

25.5         Landlord represents to Tenant that, to the best of its knowledge, there are no Hazardous Materials currently present at the Property in violation of any applicable Environmental Laws.

ARTICLE XXVI
BROKERS

26.1         Landlord and Tenant each warrant to the other that it has not employed or dealt with any broker, agent or finder, other than the Brokers, in connection with this Lease.  Landlord acknowledges that it shall pay any commission or fee due to the Brokers pursuant to a separate agreement.  Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys’ fees) for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or Tenant’s Agents or with whom Tenant or Tenant’s Agents have dealt, other than the Brokers (whether directly or indirectly, in whole or in part), such indemnification obligation to survive the Expiration Date or earlier termination of this Lease.  Landlord shall indemnify, defend and hold harmless Tenant or Tenant’s Agents from and against any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys’ fees) for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or Landlord’s Agents or with whom Landlord or Landlord’s Agents have dealt, other than the Brokers (whether directly or indirectly, in whole or in part), such indemnification obligation to survive the Expiration Date or earlier termination of this Lease.

ARTICLE XXVII
NOTICES

27.1         Except as otherwise expressly provided in this Lease, all notices, requests, consents, approvals, demands or other communications required or permitted to be given under this Lease shall be in writing and shall be delivered in person by a reputable same day courier service which obtains a signed receipt therefor; or sent, prepaid, by a recognized overnight delivery service which obtains a signed receipt therefor; or sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article I; and (b) if to Tenant, at the Tenant Notice Address specified in Article I.  Notwithstanding the foregoing: (i) all payments due hereunder from Tenant to Landlord need not be sent in such manner, it being agreed that all payments may be sent by regular mail or hand delivery to the Landlord Payment Address, except to the extent Tenant is making such payments pursuant to an automatic monthly electronic transfer; and (ii) bills, invoices, and similar communications (collectively, “Bills”) need not be sent in such manner, it being agreed that Bills may be sent by regular mail, hand delivery or facsimile to Tenant’s Billing Address specified in Article I.  In the event any Bills are returned to the sender, Landlord shall have the immediate right (until a valid Tenant Billing Address is furnished to Landlord in accordance with the provisions of this Section 27.1), to deliver all Bills to the Premises.  All notices shall be deemed effective upon receipt or rejection thereof.  Either party may change its address for the giving of notices by notice given in accordance with this Section 27.1.

27.2         If Landlord or any Mortgagee notifies Tenant that a copy of any notice to Landlord shall be sent to such Mortgagee at a specified address, then Tenant shall send (in the manner specified in this Article XXVII and at the same time such notice is sent to Landlord) a copy of each such notice to said Mortgagee, and no such notice shall be considered duly sent unless such copy is so sent to said Mortgagee.

ARTICLE XXVIII
[INTENTIONALLY OMITTED]

ARTICLE XXIX
SUCCESSORS AND ASSIGNS: LANDLORD’S LIABILITY

29.1         This Lease and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Landlord and Tenant and their respective distributees, legal representatives, successors and their permitted assigns (in the case of any assignee of Tenant, subject to Article VII hereof), and no third party (other than Mortgagee or any managing agent of the Building) shall be deemed a third party beneficiary of this Lease.

29.2         The term “Landlord” as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or lessee, as applicable) or Mortgagee(s) in possession at the time in question of the landlord’s interest in this Lease.  Landlord may sell its fee ownership or leasehold interest in the Building, and/or transfer or assign its rights under this Lease.  In the event of any sale of such interest or transfer of such rights, Landlord herein named (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any of Landlord’s covenants and agreements thereafter accruing, and such transferee shall thereafter be automatically bound by all of such covenants and agreements, subject, however, to the terms of this Lease; it being intended that Landlord’s covenants and agreements shall be binding on Landlord, its successors and assigns only during and in respect of their successive periods of such ownership.

29.3         Landlord and its employees, officers, directors, partners, shareholders and agents shall have no personal liability or obligation by reason of any default by Landlord under any of Landlord’s covenants and agreements in this Lease.  In case of such default, Tenant will look only to, and is strictly and expressly limited to, Landlord’s interest in the Building, as well as net sale, condemnation and insurance proceeds, to recover any loss or damage resulting therefrom, and Tenant shall have no right and shall not assert any claim against or have recourse to Landlord’s or its employees’, officers’, directors’, partners’, shareholders’ or agents’ other property or assets to recover such loss or damage, such exculpation of liability to be absolute and without any exceptions whatsoever. The liability of Landlord to Tenant for any breach or default hereunder shall, except as otherwise expressly provided elsewhere in this Lease, be limited to Tenant’s actual damages. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in any judgment index.

ARTICLE XXX
GENERAL PROVISIONS

30.1         Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises, the Building or the Geographic Area, except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.  In furtherance of the foregoing, Tenant represents and warrants that Tenant has made its own investigation and examination of all relevant data and is relying solely on its own judgment in connection therewith and in executing this Lease.  This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto.  Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect.  This Lease may be modified or amended only by an instrument signed by both parties, except in certain instances specifically provided in this Lease in which only the party against whom enforcement may be sought shall be required to sign such instrument.  This Lease includes and incorporates all Exhibits attached hereto.

30.2         Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant.  Tenant shall not: (a) use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises: (b) use the name of the Building as Tenant’s business address after the earlier of the date Tenant vacates the Premises, or the date Tenant’s right to possession of the Premises is terminated; or (c) do or permit to be done anything in connection with Tenant’s business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building, or confuse or mislead the public as to any apparent connection or relationship between Landlord or the Building, and Tenant.

30.3         Tenant hereby waives any and all rights to interpose any counterclaim in any proceeding brought by Landlord against Tenant for the enforcement of any of the terms, agreements, covenants, conditions or provisions of this Lease, except to the extent such claims would be waived or otherwise barred if not so asserted.  In amplification of the foregoing and not in limitation thereof, Tenant agrees not to interpose, by consolidation of actions, removal to chancery or otherwise, any counterclaim or other claims for set-off, recoupment or deduction of rent in a summary proceeding or other action for non-payment of rent or based on termination, holdover or other default in which Landlord seeks to repossess the Premises from Tenant.

30.4         Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.  If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

30.5         Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.  Headings are used for convenience only and shall not be considered when construing this Lease.

30.6         Tenant shall not have the right to any offset, abatement, defense, claim, counterclaim or deduction with regard to any amount allegedly owed to Tenant pursuant to any claim against Landlord in connection with any rent or other sum payable to Landlord.  Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

30.7         [Intentionally Omitted]

30.8         This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey.  Landlord and Tenant hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Lease shall only be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey.  By execution and delivery of this Lease, Landlord and Tenant hereby irrevocably accept and submit generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waive in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non coveniens.  In furtherance of the foregoing, Tenant hereby agrees that its address for notices given by Landlord and service of process for in personam jurisdiction under this Lease shall be c/o Corporation Service Company, 830 Bear Tavern Road, West Trenton, New Jersey 08626, provided that Tenant may change such address from time to time upon ten (10) days prior written notice to Landlord.

30.9         There shall be no presumption that this Lease be construed more strictly against the party who itself or through an agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease, and that each party had the opportunity to consult with legal counsel before the execution of this Lease.

30.10       The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises.  This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

30.11       Time is of the essence with respect to each of Tenant’s and Landlord’s obligations hereunder.

30.12       This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

30.13       Neither this Lease nor any memorandum thereof shall be recorded.

30.14       Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

30.15       Tenant’s liabilities and obligations under this Lease shall survive the expiration or earlier termination of the Term. Nothing in the foregoing sentence, however, shall be construed as a limitation of Tenant’s obligations under Section 19.2 above.  If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

30.16       If either Landlord or Tenant is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond Landlord’s or Tenant’s reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.  The provisions of this Section 30.16 shall not excuse Tenant from the prompt payment of Rent and all other sums due from Tenant under this Lease, and Tenant’s delay or failure to perform resulting from lack of funds shall not be deemed delays beyond Tenant’s reasonable control.

30.17       Landlord’s review, approval and consent powers (including the right to review plans and specifications) are for its benefit only.  Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

30.18       The deletion of any printed, typed or other portion of this Lease shall not evidence the parties’ intention to contradict such deleted portion, and such deleted portion shall be deemed not to have been inserted in this Lease.

30.19       (a) Tenant and the person(s) executing and delivering this Lease on Tenant’s behalf each represent and warrant that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the State of New Jersey, is in good standing under the laws of the state of its organization and the laws of the State of New Jersey, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.  Landlord and the person(s) executing and delivering this Lease on Landlord’s behalf each represent and warrant that it has the full right, power and authority to execute this Lease.

(b)           If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more persons or entities, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant’s interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more persons or entities, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article VII or Article XX hereof (any such partnership, professional corporation and such persons and entities are referred to in this Section 30.19(b) as “Partnership Tenant”), the following provisions shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by Partnership Tenant or any of the parties comprising Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part; or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (iv) if Partnership Tenant shall admit new partners or shareholders, as the case may be, all of such new partners or shareholders, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed; and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners or shareholders, as the case may be, and upon demand of Landlord, shall cause each such new partner or shareholder, as the case may be, to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner or shareholder, as the case may be, shall assume joint and several liability for the observance and performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause “(iv)” of this Section 30.19(b)).  If any partner or shareholder, as the case may be, withdraws from Partnership Tenant, then, in addition to all other rights and remedies Landlord may have in this Lease or otherwise, Landlord may, at Landlord’s sole option, automatically deem such partner or shareholder, as the case may be, as a joint tenant under this Lease.

30.20       Landlord covenants that if Tenant is not in default (beyond any applicable notice, cure or grace period) of all of its obligations hereunder then, subject to the provisions of this Lease (including, without limitation, Article XXI), Tenant shall during the Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

30.21       Within fifteen (15) days after Landlord’s request from time to time, Tenant will furnish to Landlord the most recent financial statements of Tenant and Guarantor (if any), both of which shall be audited, if available (including any notes thereto) or, if no such audited statements have been prepared, such other financial statements (and notes thereto) prepared by an independent certified public accountant or, if unavailable, Tenant’s and any Guarantor’s internally prepared financial statements certified as true and complete by Tenant’s and any Guarantor’s chief financial officers, respectively.  If either Tenant or Guarantor (if any) are publicly-traded corporations, Tenant or Guarantor (if any) may satisfy its respective obligations hereunder by providing to Landlord Tenant’s or any Guarantor’s most recent respective annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s or any Guarantor’s financial statements that Tenant or Guarantor (if any) designates to Landlord as confidential, except to Landlord’s Mortgagee or prospective purchasers or Mortgagees of the Building or the Property, in litigation between Landlord and Tenant, or if required by court order.  Tenant and Guarantor (if any) shall not be required to deliver the financial statements required under this

Section 30.21 more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or Mortgagee of the Building or the Property, or if an Event of Default occurs.

30.22       Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, Additional Rent or any sums due hereunder, nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder, shall be deemed an accord and satisfaction.  Landlord may accept same without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy.  Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any amount owed by Tenant, and in such order as designated by Landlord in its sole discretion.

30.23       No re-entry by Landlord, and no acceptance by Landlord of keys to and/or possession of the Premises, shall be considered an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid and binding unless in writing and executed by Landlord.

30.24       Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant’s covenants and obligations under this Lease shall be independent of Landlord’s covenants and obligations under this Lease, and that each such covenant and obligation is independent of any other covenant or obligation. Landlord’s breach, default or non-performance of any of Landlord’s covenants or obligations under this Lease shall not excuse Tenant of Tenant’s covenants and obligations under this Lease, and shall not be the basis for any defense of any kind or nature whatsoever to any suit by Landlord for Tenant’s breach, default or non-performance of any of Tenant’s covenants or obligations under this Lease (including, without limitation, Tenant’s failure to pay Base Rent, Additional Rent or other payments due under this Lease).  It is the express agreement of Landlord and Tenant that all payments of Base Rent, Additional Rent or other payments due under this Lease are absolutely and unconditionally due at the time set forth herein, without any right of offset, abatement, defense, claim, counterclaim or deduction of any kind or nature whatsoever.

30.25       Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval hereunder (to the extent Landlord’s consent is expressly required hereunder not to be unreasonably withheld or unreasonably delayed, as the case may be).  Tenant agrees that, anything contained in this Lease to the contrary notwithstanding, in the event Landlord refuses or fails to grant, or delays in the granting of, Landlord’s consent, Tenant’s sole remedy shall be an expedited action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment in accordance with the provisions of Article 35.  In the event Tenant is successful in any such action or proceeding, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for Landlord’s refusal or failure to give, or Landlord’s delay in giving, such consent. The sole remedy for Landlord’s unreasonably withholding or unreasonably delaying of consent shall be as provided in this paragraph.  In the event it becomes necessary for either Landlord or Tenant to bring an action at law or other proceeding or to employ legal counsel (whether or not suit is instituted) to enforce any of the terms, covenants, conditions or remedies of this Lease, the prevailing party in any such action or proceeding shall be entitled to recover its costs and expenses incurred in such action from the other party, including the cost of reasonable attorneys’ fees.

30.26       Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord, as Additional Rent, for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs.  Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.  The provisions of this Section 30.26 shall be in addition to, and not in lieu of, the provisions of Section 7.1 and any other express administrative cost recovery provisions in this Lease.

30.27       Should either party hereto institute any action or proceeding in court to enforce any provision hereof, or for damages or for declaratory or other relief hereunder, the prevailing party shall be entitled to receive from the losing party, in addition to court costs, such amount as the court may adjudge to be reasonable as attorneys’ fees for services rendered to said prevailing party, and said amount may be made a part of the judgment against the losing party.

30.28       Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone (other than Tenant’s attorneys, accountants and agents), by any manner or means, directly or indirectly, without Landlord’s prior written consent, (which consent may be withheld in Landlord’s sole discretion) except in any litigation or proceeding between the parties hereto, and except further that Tenant and such attorneys, accountants and agents may disclose such information to any governmental agency pursuant to any subpoena or judicial process or as otherwise required by applicable law, regulation or reporting requirement.  The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

30.29       There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leased Premises or any interest in such fee estate.

30.30       Tenant represents and warrants to Landlord that (a) Tenant and each person or entity directly or indirectly owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by, any Embargoed Person, (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

30.31       LANDLORD, TENANT, AND ALL GENERAL PARTNERS OF TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES, NOTWITHSTANDING THE PROVISIONS OF SECTION 27.1 ABOVE; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES.

ARTICLE XXXI
RIGHT OF FIRST OFFER

31.1         Subject to any presently existing rights of tenants in the Building, and provided Tenant is not in default beyond any applicable grace period, Landlord agrees to provide Tenant with a right of first offer, at the Prevailing Rental Rate as determined in accordance with Exhibit F which is currently in effect, on (i) any portion of the second (2nd) floor of the Building, if said space is placed on the market by Landlord, or (ii) any quadrant located on the first (1st) floor of the Building (the “Expansion Space”, which shall mean the entire Expansion Space or the portion of the Expansion Space then available as the context and circumstances may require), but in either case not more than one time with respect to any particular portion of the Expansion Space that becomes available.  At any time during the term hereof, Tenant may by notice to Landlord inquire as to whether the Expansion Space is available or Landlord shall notify Tenant in writing of the availability of the Expansion Space.  In the event Landlord notifies Tenant of the availability of any Expansion Space, such notice shall specify the minimum size and location of the Expansion Space which Landlord is willing to make available and the economic terms and conditions upon which Landlord is willing to offer such Expansion Space.  If the Expansion Space is available, Tenant shall have the right, by furnishing Landlord with written notice of its election to lease the Expansion Space at the Prevailing Rental Rate, which notice shall be received by Landlord no later than ten (10) business days after Tenant’s receipt of written notification by Landlord of the availability of the Expansion Space.  The Prevailing Rental Rate shall be determined in the manner set forth in Exhibit F attached hereto.  The failure by Tenant to furnish such notice to Landlord in a timely manner as provided above shall constitute a waiver by Tenant of all of Tenant’s rights under this Article, and shall release Landlord from any further obligation to offer any Expansion Space to Tenant.  In the event Tenant delivers notice to Landlord of its election to lease the Expansion Space, Landlord and Tenant shall, within ten (10) business days after receipt of Tenant’s notice, enter into an amendment of this Lease, providing for those terms and conditions as set forth in Landlord’s offer.  The right to lease the Expansion Space shall be subject to any rights which Landlord has granted prior to the date of this Lease to existing tenants with respect to the leasing of such Expansion Space.  Nothing contained herein shall be deemed to grant Tenant a right of first refusal for the leasing of the Expansion Space or any other portion of the Building, it being the intention of the Landlord and Tenant that the right of notification granted under this Article is for the purpose of affording the Tenant the opportunity to offer to lease additional space at the time that such space becomes available and Landlord is prepared to lease it.

ARTICLE XXXII
TELECOMMUNICATIONS EQUIPMENT

32.1         If legally permitted, Tenant shall have the right to erect or place a telecommunications dish or antenna (the “Telecommunications Equipment”) on the roof of the Building or on the ground in accordance with the following provisions, which Telecommunications Equipment shall be designed in accordance with the specifications to be provided by Tenant and approved by Landlord, Landlord’s approval not to be unreasonably withheld, conditioned or delayed.  It is expressly understood and agreed, in any event, that the design specifications shall include such modifications to the roof and shall be incorporated in the cost of installation as herein provided.  In the event such installation shall, in the reasonable opinion of Landlord, impair the structural integrity of the roof, roof membrane and/or Building, Landlord reserves the right to disapprove Tenant’s plans and specifications until the same shall be redesigned to eliminate Landlord’s objection.  With respect to any such redesign of the roof, any cost in connection with maintenance or repair which may thereafter be occasioned as a direct result of the installation or operation on the Telecommunications Equipment shall be paid for at the sole cost and expense of the Tenant and shall not be included as part of the Operating Expenses.  Tenant shall furnish detailed plans and specifications for the Telecommunications Equipment to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided Landlord may condition its consent by requiring that the Telecommunications Equipment be adequately screened or enclosed (at Tenant’s sole cost and expense) on the roof or on the ground at such location as is designated by Landlord in the least conspicuous location of all acceptable locations in which the Telecommunications Equipment might be located.

32.2         Upon approval of Tenant’s plans and specifications, the Telecommunications Equipment shall be installed by Tenant at its sole cost and expense and utilizing Landlord’s roofing contractor, subject to reasonable supervision by Landlord with respect thereto.  Such cost and expense shall include obtaining any special permits that may be required by governmental authority in connection with such installation, including any reasonable cost attributable to the processing thereof.  Subsequent to the installation of the Telecommunications Equipment, Tenant shall comply with all applicable laws and keep the Premises, Building and Land free and clear from liens arising from or related to Tenant’s installation.  Any cables, conduits or other physical connections between the Telecommunications Equipment and the Premises shall be concealed within permanent walls, floors, columns and ceilings of the Building and in the shafts of the Building provided for such installations, not damaging the appearance of the Building or reducing the usable or rentable space of the Building.  Any installation or maintenance work performed by Tenant, or at Tenant’s direction, shall be performed without unreasonably interfering with Landlord’s or any other tenant’s use of the Building, and upon completion of such installation and maintenance (initially and from time to time), Tenant shall restore such portions of the Building to a condition reasonably comparable to that existing prior to such installation or maintenance.  Tenant shall be responsible for procuring whatever licenses, approvals or permits may be required for the installation and use of the Telecommunications Equipment and the related support systems or operation of any equipment served thereby, and Landlord makes no warranties whatsoever as to the permissibility of such systems under applicable laws.  Tenant’s Telecommunications Equipment shall not constitute a nuisance, or interfere with the operations of Landlord or other tenants of the Building.  Upon termination or expiration of this Lease, Tenant shall remove any Telecommunications Equipment installed by it, at its expense, and shall repair and restore the Building to a condition comparable to that existing prior to such installation.  Landlord reserves the right to relocate said Telecommunications Equipment at Landlord’s sole expense, provided that such relocation shall have no adverse impact on the operations of the Telecommunications Equipment.

ARTICLE XXXIII
TENANT’S RIGHT TO CURE

33.1         Subject to excusable delay due to Force Majeure, if Landlord fails to observe any one or more of its obligations under this Lease or by law, then Tenant shall have the right, but not the obligation to perform such obligation on the part of Landlord or make such payment on behalf of Landlord.  Tenant’s foregoing right shall not be exercisable until thirty (30) days after Tenant has sent notice to Landlord of Tenant’s intent to do so.  If Tenant performs an obligation of Landlord, Landlord shall pay Tenant for Tenant’s reasonable and necessary out-of-pocket cost to do so within thirty (30) days after receipt of billing therefor from Tenant, with interest at the Default Interest Rate accruing after the expiration of such thirty (30) day period.

ARTICLE XXXIV
LANDLORD REPRESENTATIONS

34.1         Landlord represents and warrants to Tenant as follows: (i) to Landlord’s knowledge, the roof of the Premises does not currently leak, (ii) there is currently no Mortgage encumbering the Premises, and (iii) the Building is fully assessed as a complete structure.

ARTICLE XXXV
EXPEDITED ARBITRATION

35.1         In connection with the terms and conditions of Section 30.25, which expressly provides that a matter is to be determined by arbitration and does not otherwise provide a mechanism for arbitration, such arbitration shall be conducted in the City of Newark, New Jersey, in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the AAA (the “AAA Expedited Rules”), except that the provisions of this Article 35 shall supersede any conflicting or inconsistent provisions of said rules.  The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in Newark, by a single arbitrator selected in accordance with the AAA Expedited Rules.  The decisions of the arbitrator shall in all cases be binding upon the parties, and judgment upon such decision may be entered into any court having jurisdiction.  The arbitrator shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least ten (10) years before the date of his or her appointment hereunder.  The arbitrator shall apply the laws of the State of New Jersey without giving effect to any principles of conflicts of laws.  The arbitrator shall schedule a hearing where the parties and their advocates shall have the right to present evidence, call witnesses and experts and cross-examine the other party’s witnesses and experts.  The losing party shall pay the fees and expenses of the arbitrator acting under this Article 35, as well as reasonable additional costs and expenses, including, but not limited to, reasonable attorneys’ fees.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

DUN & BRADSTREET, INC.

/s/ Luis Cadalzo	By:	/s/ Anthony S. Mattesich
Name: Anthony S. Mattesich
Title: Assistant Vice President

WITNESS/ATTEST:	TENANT:

JACKSON HEWITT TAX SERVICE, INC.

/s/ Sharalynn M. Hopkins	By:	/s/ Peter Karpiak
Name: Peter Karpiak
Title: SVP HR & Corporate Services